As filed with the U.S. Securities and Exchange Commission on January 5, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SmartStop Self Storage REIT, Inc.

SmartStop OP, L.P.

(Exact name of registrant as specified in its charter)

Maryland (SmartStop Self Storage REIT, Inc.) Delaware (SmartStop OP, L.P.)	46-1722812 (SmartStop Self Storage REIT, Inc.) 46-1733955 (SmartStop OP, L.P.)
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10 Terrace Road

Ladera Ranch, California 92694

(866) 418-5144

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nicholas M. Look

General Counsel and Secretary

SmartStop Self Storage REIT, Inc.

10 Terrace Road

Ladera Ranch, California 92694

(866) 418-5144

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael K. Rafter

Howard S. Hirsch

Nelson Mullins Riley & Scarborough LLP

201 17th Street NW, Suite 1700

Atlanta, Georgia 30363

(404) 322-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

SmartStop Self Storage REIT, Inc.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

SmartStop OP, L.P.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

SmartStop Self Storage REIT, Inc.	☐

SmartStop OP, L.P.	☐

PROSPECTUS

SmartStop Self Storage REIT, Inc.

Common Stock	Preferred Stock
Depositary Shares	Purchase Contracts
Warrants	Rights
Units	Debt Securities
Guarantees of Debt Securities

SmartStop OP, L.P.

Debt Securities

Guarantees of Debt Securities

We may offer and sell the securities identified above from time to time in one or more offerings. SmartStop OP, L.P., our operating partnership (the “Operating Partnership”), also may offer from time-to-time debt securities in one or more series, as well as guarantees of our debt securities. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering, and may include limitations on actual or constructive ownership and restrictions on transfer of the securities, in each case as may be appropriate to preserve the status of SmartStop Self Storage REIT, Inc. as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. The applicable prospectus supplement may also contain information, where applicable, about certain U.S. federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We or the Operating Partnership may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, selling security holders to be identified from time to time in a prospectus supplement may sell our securities that they own. We will not receive any of the proceeds from the sale of our securities by selling security holders. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About This Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock currently trades on the New York Stock Exchange (“NYSE”) under the symbol “SMA.” On January 2, 2026, the last reported sales price of our common stock on the NYSE was $30.76 per share.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 5, 2026

i

Unless the context indicates otherwise, references in this prospectus to “SmartStop Self Storage REIT, Inc.,” “we,” “our,” “us” and “our company” refer to SmartStop Self Storage REIT, Inc., a Maryland corporation, and its consolidated subsidiaries, including the Operating Partnership, except in statements regarding qualification as a REIT, in which case such terms refer solely to SmartStop Self Storage REIT, Inc. SmartStop OP, L.P. is a Delaware limited partnership of which we are the general partner and to which we refer in this prospectus as the Operating Partnership. References to “OP units” include common operating partnership units and preferred operating partnership units, if any are issued and outstanding, of the Operating Partnership.

You should rely only on the information contained in this prospectus, in an accompanying prospectus supplement or incorporated by reference herein or therein. We have not authorized anyone to provide you with different information or make any representation that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after the respective dates of the prospectus and such prospectus supplement or supplements, as applicable, even though this prospectus and such prospectus supplement or supplements are delivered or shares are sold pursuant to the prospectus and such prospectus supplement or supplements at a later date. Since the respective dates of the prospectus contained in this registration statement and any accompanying prospectus supplement, our business, financial condition, results of operations and prospects may have changed. We may only use this prospectus to sell the securities if it is accompanied by a prospectus supplement.

ii

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic “shelf” registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under an automatic shelf registration statement, we may sell common stock, preferred stock, depositary shares, warrants, rights and units, and the Operating Partnership may sell debt securities (including related guarantees by us), in each case in one or more offerings from time to time. In addition, selling security holders may from time to time be named in a prospectus supplement and sell certain of our securities. This prospectus provides you with a general description of the securities we, the Operating Partnership or any selling security holder may offer. Each time we, the Operating Partnership or any selling security holder offers or sells securities pursuant to this registration statement, we, the Operating Partnership or the selling security holder will provide a prospectus supplement containing specific information about the terms of the applicable offering. We also may authorize one or more free writing prospectuses to be provided to you in connection with an offering that may contain specific terms relating to that offering. Any prospectus supplement or free writing prospectus may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. You should read this prospectus and the applicable prospectus supplement together with additional information described below under the heading “Where You Can Find More Information” before you decide whether to invest in our securities.

We or the Operating Partnership may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the selling security holders may offer and sell shares of our common stock from time to time, together or separately. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the section entitled “Plan of Distribution” for more information on this topic. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents that we incorporate herein by reference may contain statements, other than historical facts, that may be considered forward-looking statements within the meaning of the federal securities laws, and we intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in such federal securities laws. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “continue,” or other similar words, or the negative of such terms or other comparable terminology, or by discussions of strategy. We may also make additional forward-looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by us or on our behalf, are also expressly qualified by these cautionary statements.

Any such forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate, and beliefs of, and assumptions made by, our management and involve uncertainties that could significantly affect our financial results. Such statements include, but are not limited to, statements concerning our plans, strategies, initiatives, prospects, objectives, goals, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, and other information that is not historical information. Such statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated, including, without limitation:

•	disruptions in the economy, including debt and banking markets and foreign currency, including changes in the Canadian Dollar (“CAD”)/U.S. Dollar (“USD”) exchange rate;

•	significant transaction costs, including financing costs, and unknown liabilities;

•	whether we will be successful in the pursuit of our business plan and investment objectives;

•

changes in the political and economic climate, economic conditions and fiscal imbalances in the United States, and other major developments, including tariffs, wars, natural disasters, epidemics and pandemics, military actions, and terrorist attacks;

•	changes in tax and other laws and regulations, including tenant protection programs and other aspects of our business;

•	difficulties in our ability to attract and retain qualified personnel and management;

•	the effect of competition at our self-storage properties or from other storage alternatives, which could cause rents and occupancy rates to decline;

•	our ability to identify and complete acquisitions on favorable terms or at all;

•

our ability to successfully integrate businesses and opportunities that we acquire, including but not limited to, the potential failure to fully realize expected cost savings and synergies from transactions or the risk that those expected cost savings and synergies may take longer than anticipated to be realized;

•	the outcome of any pending or later instituted legal or regulatory proceedings or governmental inquiries or investigations;

•	general competitive, economic, political and market conditions and other factors that may affect our future results;

•	our reliance on information technologies, which are vulnerable to, among other things, attack from computer viruses and malware, hacking, cyberattacks and other unauthorized access or misuse;

•	increases in interest rates; and

•	failure to maintain our REIT status.

Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them, but there can be no assurance that management’s expectations, beliefs and projections will result or be achieved. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are not intended to be a guarantee of our performance in future periods. We cannot guarantee the accuracy of any such forward-looking statements, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

For further information regarding risks and uncertainties associated with our business, and important factors that could cause our actual results to vary materially from those expressed or implied in such forward-looking statements, please refer to the factors listed and described under the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the documents we file from time to time with the SEC, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2024, as supplemented by the risk factors included in our Quarterly Reports on Form 10-Q, copies of which may be obtained from our website at www.investors.smartstopselfstorage.com.

OUR COMPANY

We are a self-managed and fully-integrated self storage REIT and a premier owner and operator of self storage facilities in the United States and Canada. We were formed as a Maryland corporation on January 8, 2013. Our year end is December 31.

We focus on the acquisition, ownership, and operation of self storage properties located primarily within the top 100 metropolitan statistical areas, or MSAs, throughout the United States and Canada. As of September 30, 2025, based on the Inside Self Storage Top-Operators List ranking for 2025, and before accounting for our October 1, 2025 acquisition of Argus Professional Storage Management, LLC (“Argus”), we were the 10th largest owner and operator of self storage properties in the United States based on number of properties, units, and rentable square footage. As of September 30, 2025, our wholly-owned portfolio consisted of 177 operating self storage properties diversified across 20 states, the District of Columbia, and Canada comprising approximately 121,800 units and 13.9 million net rentable square feet. Additionally, we owned a 50% equity interest in 12 unconsolidated real estate ventures located in Canada, which included ten operating self storage properties, one property which is being developed into a self storage property, and another parcel of land that we intend to develop. Further, through our Managed REIT Platform (as defined below), we serve as the sponsor of Strategic Storage Trust VI, Inc., a publicly-registered non-traded REIT (“SST VI”), Strategic Storage Growth Trust III, Inc., a private REIT (“SSGT III”), and Strategic Storage Trust X, a private net asset value REIT launched in January 2025, (“SST X” and together with SST VI and SSGT III, the “Managed REITs”), additionally, we manage one other self storage property for an affiliated entity, which pays us fees, as applicable, to manage such property. Inclusive of this aforementioned property, the Managed REITs, and the properties owned by Delaware statutory trusts (“DSTs”) sponsored and operated pursuant to a lease with the DSTs by one of the Managed REITs, in total, as of September 30, 2025, we managed 49 operating self storage properties which we did not directly own.

Our primary business model is focused on owning and operating high quality self storage properties in high growth markets in the United States and Canada. We finance our portfolio through a diverse capital strategy which includes cash generated from operations, borrowings under our syndicated revolving line of credit, secured and unsecured debt financing, equity offerings and joint ventures. Our business model is designed to maximize cash flow available for distribution to our stockholders and to achieve sustainable long-term growth in cash flow in order to maximize long-term stockholder value at acceptable levels of risk. We execute our organic growth strategy by pursuing revenue-optimizing and expense-minimizing opportunities in the operations of our existing portfolio. We execute our external growth strategy by developing, redeveloping, acquiring and managing self storage facilities in the United States and Canada both internally and through our Managed REITs, and we look to acquire properties that are physically stabilized, recently developed, in various stages of lease up or at certificate of occupancy. We seek to acquire undermanaged facilities that are not operated by institutional operators, where we can implement our proprietary management and technology to maximize net operating income.

As noted above, on October 1, 2025, we acquired Argus, a third-party self storage property management company. The principal assets acquired were property management contracts, covering the management of more than 225 properties and 400 employees (as of September 30, 2025), and an operating lease for their corporate headquarters in Tucson, Arizona, as well as other intellectual and personal property. We plan to continue to expand our third-party management platform in both Canada and the United States, either by scaling our Argus third-party management platform or through additional investments in or acquisitions of third-party management firms.

We have provided financing to the Managed REITs in the form of mezzanine loans, bridge loans, promissory notes, and preferred equity, as applicable. We intend to continue in this practice going forward, if necessary. We may look to further expand our lending practice to self storage facilities outside of the Managed REITs, potentially to third party managed properties or joint venture properties. We may enter into joint ventures or other forms of co-investments in order to scale our overall property count and diversify our portfolio of properties. Joint ventures may also allow us to acquire an interest in a property without requiring that we fund the entire purchase price, but for which we would target being the property manager, both in the United States and Canada.

As an operating business, self storage requires a much greater focus on strategic planning and tactical operation plans. Our in-house call center allows us to centralize our sales efforts as we capture new business over the phone, email, web-based chat, and text mediums. As we have grown our portfolio of self storage facilities, we have been able to consolidate and streamline a number of aspects of our operations through economies of scale. We also utilize our digital marketing breadth and expertise which allows us to acquire customers efficiently by leveraging our portfolio size and technological expertise. To the extent we acquire facilities in clusters within geographic regions, we generally see property management efficiencies resulting in reduction of personnel and other administrative costs.

As mentioned above, we, through our subsidiaries, currently serve as the sponsor of SST VI, SSGT III, and SST X. We operate the properties owned by the Managed REITs, the properties owned by the DSTs sponsored and operated pursuant to a lease with the DSTs by one of the Managed REITs, which together with one other self storage property we manage consist of, as of September 30, 2025, 49 operating self storage properties, approximately 40,000 units and approximately 4.4 million rentable square feet. In addition, we have the internal capability to originate, structure and manage additional self storage investment programs (the “Managed REIT Platform”), which would be sponsored by SmartStop REIT Advisors, LLC, our indirect subsidiary. We generate asset management fees, property management fees, acquisition fees, and other fees and also receive substantially all of the tenant protection program revenue earned by our Managed REITs. For the property management and advisory services that we provide, we are reimbursed for certain expenses that otherwise helps to offset our net operating expense burden.

We have elected to be taxed as a REIT. To the extent we continue to qualify as a REIT, we generally will not be subject to U.S. federal income tax on our REIT taxable income to the extent that we distribute annually 100% of our REIT taxable income (including capital gains and computed without regard to the dividends paid deduction) to our stockholders. We serve as the sole general partner of, and operate our business through, the Operating Partnership. The Operating Partnership enables us to facilitate additional tax deferred acquisitions using units of limited partnership interest as consideration for these transactions.

Our principal offices are located at 10 Terrace Road, Ladera Ranch, California 92694, and our telephone number is (866) 418-5144. Our internet address is www.smartstopselfstorage.com. We file our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to such reports with the SEC. You may obtain copies of these documents by visiting the SEC’s website at www.sec.gov. In addition, as soon as reasonably practicable after such materials are furnished to the SEC, we make copies of these documents available to the public free of charge through the Investor Relations section of our website at investors.smartstopselfstorage.com. The information included on our website is not, and should not be considered, a part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS

An investment in any of the securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated herein by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also refer to the section below entitled “Forward-Looking Statements.”

GUARANTOR DISCLOSURES

SmartStop Self Storage REIT, Inc. and the Operating Partnership each may guarantee debt securities issued by each other as described in “Description of Debt Securities and Related Guarantees.” Any such guarantees will be full, irrevocable, unconditional and absolute guarantees to the holders of each series of such outstanding guaranteed debt securities. We own all of our assets and conduct all of our operations through the Operating Partnership, and the Operating Partnership is consolidated into our financial statements. Accordingly, pursuant to Rule 3-10 of Regulation S-X, separate consolidated financial statements of the Operating Partnership have not been presented. Further, as permitted under Rule 13-01(a)(4)(vi) of Regulation S-X, we have excluded the summarized financial information for the Operating Partnership because the assets, liabilities and results of operations of the Operating Partnership are not materially different than the corresponding amounts in our consolidated financial statements incorporated by reference herein, and management believes such summarized financial information would be repetitive and would not provide incremental value to investors.

USE OF PROCEEDS

Unless we indicate otherwise in the applicable prospectus supplement, we intend to contribute the net proceeds from any sale of the securities pursuant to this prospectus to the Operating Partnership in exchange for OP units. The Operating Partnership intends to use the net proceeds received from us or from any sale of offered securities by it as set forth in the applicable prospectus supplement. Pending application of cash proceeds, we will invest the net proceeds in interest-bearing accounts and short-term, interest-bearing securities which are consistent with our intention to continue to qualify as a REIT for U.S. federal income tax purposes.

If a prospectus supplement includes an offering by selling security holders, we will not receive any proceeds from such sales.

DESCRIPTION OF COMMON STOCK

General

This prospectus describes the general terms of our common stock. The following description is not complete and may not contain all of the information you should consider before investing in our common stock. For a more detailed description of these securities, you should read the applicable provisions of the Maryland General Corporation Law (“MGCL”) and our charter and bylaws, as amended and supplemented from time to time. This description is subject to, and qualified in its entirety by reference to, our charter and bylaws and the MGCL. Copies of our existing charter and bylaws are filed with the SEC and are incorporated herein by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

When we offer to sell shares of a particular class or series of stock, we will describe the specific terms of the class or series in a prospectus supplement. Accordingly, for a description of the terms of any class or series of stock, you must refer to both the prospectus supplement relating to that class or series and the description of stock in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

Our charter provides that we may issue up to 175,000,000 shares of common stock, par value $0.001 per share. Our charter authorizes our board of directors (the “Board”), with the approval of a majority of our Board and without stockholder approval, to amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series. As of the date of this prospectus, 55,363,743 shares of our common stock were issued and outstanding.

All of the shares of common stock offered by this prospectus will, upon issuance, be duly authorized, fully paid and nonassessable. Subject to any preferential rights of any other class or series of stock and to the provisions of our charter regarding the restriction on the transfer of common stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our Board out of legally available funds and declared by us and, upon our liquidation, are entitled to receive all assets available for distribution to our stockholders, and will be entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities.

Provisions of Our Charter

Subject to our charter restrictions on transfer of our stock, and except as may otherwise be specified in our charter, each holder of common stock is entitled at each meeting of stockholders to one vote per share owned by such stockholder on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of our Board, which means that the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election and the holders of the remaining shares of common stock will not be able to elect any directors. In uncontested elections, directors are elected by the affirmative vote of a majority of all the votes cast “for” and “against” each director nominee. In contested elections, a plurality of all votes cast at a meeting of stockholders duly called and at which a quorum is present is sufficient to elect a director.

Holders of common stock will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue, or preference, conversion, exchange, cumulative, sinking fund, redemption or appraisal rights (unless, in the case of appraisal rights, our Board, upon such terms and conditions as may be specified by our Board, determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such stock would otherwise be entitled to exercise appraisal rights).

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of a majority of the votes entitled to be cast.

However, under the MGCL and our charter, the following events do not require stockholder approval:

•	stock exchanges in which we are the successor;

•

mergers with or into a 90% or more owned subsidiary, provided that the charter of the successor is not amended and that the contract rights of any stock issued in the merger are identical to those of the stock that was exchanged;

•	mergers in which we do not:

•	reclassify or change the terms of any stock that is outstanding immediately before the effective time of the merger;

•	amend our charter;

•	result in the issuance of more than 20% of the number of shares of any class or series of stock outstanding immediately before the merger; and

•	transfers of less than substantially all of our assets.

Also, our operating assets are held by our subsidiaries and these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders; provided, however, the merger or sale of all or substantially all of the operating assets held by the Operating Partnership will require the approval of our stockholders. In addition, in the event that we seek to engage in an extraordinary transaction requiring the vote of our stockholders, the consent of the Operating Partnership will be required. Such consent by the Operating Partnership will be determined by a vote of the holders of OP units, with us voting our OP units in proportion to the votes cast by our stockholders on the extraordinary transaction.

Power to Increase Authorized Stock and Issue Additional Shares of Our Common Stock

We believe that the power of our Board to (1) amend our charter to increase the number of authorized shares of stock or the number of authorized shares of stock of any class or series, (2) cause us to issue additional authorized but unissued shares of our common stock and (3) classify or reclassify unissued shares of our common stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the common stock, will be available for issuance without further action by our stockholders, unless stockholder consent is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our Board does not currently intend to do so, it could authorize us to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our stockholders or otherwise be in their best interests.

Restrictions on Ownership and Transfer

To assist us in complying with certain U.S. federal income tax requirements applicable to REITs, we have adopted certain restrictions relating to the ownership and transfer of our common stock. See “Restrictions on Ownership and Transfer.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is SS&C GIDS, Inc.

DESCRIPTION OF PREFERRED STOCK

General

This prospectus describes the general terms of our preferred stock. The following description is not complete and may not contain all of the information you should consider before investing in our preferred stock. For a more detailed description of these securities, you should read the applicable provisions of the MGCL and our charter, including the applicable articles supplementary, and bylaws, as amended and supplemented from time to time. Copies of our existing charter and bylaws are filed with the SEC and are incorporated herein by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

When we offer to sell a particular class or series of stock, we will describe the specific terms of the class or series in a prospectus supplement. Accordingly, for a description of the terms of any class or series of stock, you must refer to both the prospectus supplement relating to that class or series and the description of stock in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

Our charter provides that we may issue up to 50,000,000 shares of preferred stock, par value $0.001 per share. Our charter authorizes our Board to amend our charter from time to time to increase or decrease the number of authorized shares of stock of any class or series without stockholder approval. As of the date of this prospectus, no shares of preferred stock were issued and outstanding.

Our charter authorizes our Board to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of stock of any class or series. Prior to issuance of shares of each class or series, our Board is required by the MGCL and our charter to set the preferences, conversion or other rights, voting powers, restrictions, including without limitation, restrictions on transferability, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each such class or series. The issuance of preferred stock could adversely affect the voting power, distribution rights and other rights of holders of our common stock. Our Board could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for holders of our stock or otherwise be in their best interests. Management believes that the availability of preferred stock provides the company with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

The specific terms of a particular class or series of preferred stock will be described in the prospectus supplement relating to that class or series, including a prospectus supplement providing that preferred stock may be issuable upon the exercise of warrants we issue. The preferences and other terms of the preferred stock of each class or series will be fixed by the articles supplementary relating to such class or series. The description of preferred stock set forth below and the description of the terms of a particular class or series of preferred stock set forth in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to our charter, including the articles supplementary relating to that class or series, our bylaws and the MGCL.

A prospectus supplement, relating to each class or series of preferred stock that we may offer or sell, will specify the terms of the preferred stock as follows:

•	the designation and stated value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the distribution rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

•	whether the distributions on the preferred stock are cumulative or not and, if cumulative, the date from which distributions on the preferred stock will accumulate;

•	the provision for a sinking fund, if any, for the preferred stock;

•	the provision for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	preemptive rights, if any;

•	the terms and conditions, if applicable, upon which the preferred stock will be converted into our common stock, including the conversion price (or manner of calculation thereof);

•	a discussion of any material U.S. federal income tax considerations applicable to an investment in the preferred stock (to the extent not otherwise covered in this prospectus);

•	any limitations on actual and constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT;

•	the relative ranking and preferences of the preferred stock as to distributions rights and rights upon liquidation, dissolution or winding up of the affairs of our company;

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any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with such class or series of preferred stock as to distributions rights and rights upon liquidation, dissolution or winding up of our affairs;

•	voting rights, if any, of the preferred stock; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Rank

Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of our company, rank: (1) senior to all classes or series of our common stock, and to any other class or series of our stock expressly designated as ranking junior to the preferred stock; (2) on parity with any class or series of our stock expressly designated as ranking on parity with the preferred stock; and (3) junior to any other class or series of our stock expressly designated as ranking senior to the preferred stock.

Redemption Rights

If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in the prospectus supplement.

Conversion Rights

The terms and conditions, if any, upon which any shares of any class or series of preferred stock are convertible into shares of our common stock will be set forth in the applicable prospectus supplement. The terms will include the number of shares of our common stock into which the shares of preferred stock are convertible, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the option of the holders of such class or series of preferred stock or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such class or series of preferred stock.

Power to Increase Authorized Stock and Issue Additional Shares of Our Preferred Stock

Our Board has the power, without stockholder approval, to amend our charter from time to time to increase the number of authorized shares of stock or the number of authorized shares of stock of any class or series, to cause us to issue additional authorized but unissued shares of our preferred stock and to classify or reclassify unissued shares of our preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock. The additional classes or series will be available for issuance without further action by our stockholders, unless stockholder consent is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our Board does not currently intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our stockholders or otherwise be in their best interests.

Restrictions on Ownership and Transfer

To assist us in complying with certain U.S. federal income tax requirements applicable to REITs, we have adopted certain restrictions relating to the ownership and transfer of our capital stock, including our preferred stock. We may adopt additional restrictions with respect to any class or series of preferred stock offered pursuant to this prospectus under the articles supplementary for each such class or series. The applicable prospectus supplement will specify any additional ownership limitation relating to such class or series. See “Restrictions on Ownership and Transfer.”

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer depositary shares rather than full shares of preferred stock. Each depositary share will represent ownership of and entitlement to all rights and preferences of a fraction of a share of preferred stock of a specified series (including dividend, voting, redemption and liquidation rights). The applicable fraction will be specified in a prospectus supplement. The shares of preferred stock represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement among us, the depositary and the holders of the certificates evidencing depositary shares (referred to hereafter as “depositary receipts”). Depositary receipts will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of the terms of the depositary shares contained in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the deposit agreement, our charter and the form of articles supplementary that are, or will be, filed with the SEC for the applicable class or series of preferred stock.

Dividends

The depositary will distribute all cash dividends or other cash distributions received in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by such holders on the relevant record date, which will be the same date as the record date fixed by us for the applicable series of preferred stock. The depositary, however, will distribute only such amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, in proportion, as nearly as may be practicable, to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines (after consultation with us) that it is not feasible to make such distribution, in which case the depositary may (with our approval) adopt any other method for such distribution as it deems equitable and appropriate, including the sale of such property (at such place or places and upon such terms as it may deem equitable and appropriate) and distribution of the net proceeds from such sale to such holders.

No distribution will be made in respect of any depositary share to the extent that it represents any preferred stock transferred to a trust for the benefit of one or more charitable beneficiaries. See “Restrictions on Ownership and Transfer.”

Liquidation Preference

In the event of the liquidation, dissolution or winding up of the affairs of our company, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fraction of the liquidation preference accorded each share of the applicable series of preferred stock as set forth in the applicable prospectus supplement.

Redemption

If the series of preferred stock represented by the applicable series of depositary shares is redeemable, such depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. The depositary will mail the notice of redemption promptly upon receipt of such notice from us and not less than 30 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares to the record holders of the depositary receipts.

Voting

Promptly upon receipt of notice of any meeting at which the holders of the series of preferred stock represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts as of the record date for such meeting. Each such record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by such record holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote such preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting any of the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by such depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. Holders of preferred stock thus withdrawn will not thereafter be entitled to deposit such shares under the deposit agreement or to receive depositary receipts evidencing depositary shares therefor.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders (other than any change in fees) of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding. No such amendment may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt evidencing such depositary shares with instructions to the depositary to deliver to the holder of the preferred stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

The deposit agreement will be permitted to be terminated by us upon not less than 30 days’ prior written notice to the applicable depositary if (1) such termination is necessary to preserve our status as a REIT or (2) a majority of each series of preferred stock affected by such termination consents to such termination, whereupon such depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by such depositary with respect to such depositary receipts. We will agree that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (a) all outstanding depositary shares thereunder shall have been redeemed, (b) there shall have been a final distribution in respect of the related preferred stock in connection with any liquidation, dissolution or winding-up of our company and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock or (c) each share of the related preferred stock shall have been converted into stock of our company not so represented by depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and initial issuance of the depositary shares, and redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as are provided in the deposit agreement to be for their accounts. In certain circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and sell the depositary shares evidenced by such depositary receipt if such charges are not paid. The applicable prospectus supplement will include information with respect to fees and charges, if any, in connection with the deposit or substitution of the underlying securities, the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the underlying security, and the transferring, splitting or grouping of receipts. The applicable prospectus supplement will also include information with respect to the right to collect the fees and charges, if any, against dividends received and deposited securities.

Miscellaneous

The depositary will forward to the holders of depositary receipts all notices, reports and proxy soliciting material from us which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any notices, reports and proxy soliciting material received from us which are received by the depositary as the holder of preferred stock. The applicable prospectus supplement will include information about the rights, if any, of holders of receipts to inspect the transfer books of the depositary and the list of holders of receipts.

Neither the depositary nor our company assumes any obligation, or will be subject to any liability under the deposit agreement, to holders of depositary receipts other than for its negligence or willful misconduct. Neither the depositary nor our company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of our company and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. Our company and the depositary may rely on written advice of counsel or accountants, on information provided by holders of the depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from us.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $150,000,000.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock, preferred stock or other securities at a future date or dates. The price per share of the securities and the number of shares of the securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts, and may be subject to adjustment under anti-dilution formulas. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and any combination of debt securities, shares of our common stock or preferred stock or depositary shares. The units may require holders to secure their obligations under the purchase contracts in a specified manner. The units also may require us to make periodic payments to the holders of the purchase contracts or the units or vice versa, and those payments may be unsecured or pre-funded on some basis.

The applicable prospectus supplement will describe the terms of the purchase contracts or units including, if applicable, collateral or depositary arrangements. These terms may include, without limitation, the following:

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whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts or purchase units;

•	a discussion of the material United States federal income tax considerations applicable to the purchase contracts or purchase units;

•	whether the purchase contracts or purchase units will be issued in fully registered or global form; and

•	any other terms of the purchase contracts or purchase units and any securities subject to such purchase contracts.

The description in the applicable prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts and, if applicable, collateral or depositary arrangements relating to the purchase contracts or units, which will be filed with the SEC.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock, preferred stock, depositary shares or debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all of the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

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the number of shares of our common stock or preferred stock or depositary shares purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

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the designation, stated value and terms (including, without limitation, liquidation, distribution, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock or depositary shares;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date, if any, on and after which the warrants and the related debt securities, common stock, preferred stock or depositary shares will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	a discussion of any material U.S. federal income tax considerations applicable to an investment in the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

•	vote, consent or receive distributions;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as our stockholders.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of our common stock or preferred stock or depositary shares at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holders of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase shares of our common stock or preferred stock or depositary shares are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive distributions or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF RIGHTS

We may issue rights to purchase shares of our common stock or preferred stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The statements made in this section relating to the rights are summaries only. These summaries are not complete. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. To the extent the information contained in the applicable prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. For more detail, we refer you to the applicable rights agreement itself, which we will file as an exhibit to, or incorporate by reference in, the registration statement of which this prospectus is a part.

If we offer any series of rights, certain terms of that series of rights will be described in the applicable prospectus supplement, including, without limitation, the following:

•	the title of the rights;

•	the date of determining the stockholders entitled to the rights distribution;

•	the title and aggregate number of shares of our common stock or preferred stock purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire;

•	a discussion of any material U.S. federal income tax considerations applicable to an investment in the rights; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Exercise of Rights

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of our common stock or preferred stock at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of our common stock or preferred stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly, to or through agents, underwriters or dealers, or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you relating to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions, and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of any material U.S. federal income tax considerations applicable to an investment in the units; and

•	any other terms of the units and their constituent securities.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that may be offered under this prospectus. When a particular series of debt securities is offered, the specific terms of the series, including whether the issuer is SmartStop Self Storage REIT, Inc. or the Operating Partnership (either referred to in this section only as the “Issuer”), will be described in a prospectus supplement. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

Debt securities may be issued either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series. The debt securities that are sold may be exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus.

The debt securities will be issued under an indenture entered into with a trustee named in the prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “we,” “our,” “us” or “Issuer” refer to either SmartStop Self Storage REIT, Inc. or to SmartStop OP, L.P. excluding our other subsidiaries, unless expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of the Board of SmartStop Self Storage REIT, Inc. and set forth or determined in the manner provided in such resolution, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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the currency of denomination of the debt securities, which may be U.S. Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest on, the debt securities will be made;

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if payments of principal of, or premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of, or premium, if any, or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

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any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

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the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (the “Depositary”) or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)

You may effect the transfer of certificated debt securities and the right to receive the principal of, and premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•

we are the surviving entity or the successor person (if other than the Issuer) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing; and

•

if we are not the successor person, then each guarantor, unless it has become the successor person, shall confirm that its guarantee shall continue to apply to the obligations under the debt securities and the indenture to the same extent as prior to such merger, conveyance, transfer or lease, as applicable.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Guarantees

Unless otherwise described in the applicable prospectus supplement, any debt securities issued by the Operating Partnership will be fully and unconditionally guaranteed by SmartStop Self Storage REIT, Inc. and any debt securities issued by SmartStop Self Storage REIT, Inc. will be fully and unconditionally guaranteed by the Operating Partnership. If a series of debt securities is so guaranteed, an indenture, or a supplemental indenture thereto, will be executed by SmartStop Self Storage REIT, Inc. or the Operating Partnership, as the case may be. Our obligations under any guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. The terms of any guarantee will be set forth in the applicable prospectus supplement.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or the Issuer and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of the Issuer or any guarantor; or

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and the premium and any interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each security holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets;”

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	to reflect the release of any guarantor in accordance with Article XII of the indenture; or

•	to add guarantors with respect to any or all of the securities or to secure any or all of the securities or the guarantees (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, or premium or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and premium and interest, on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments;

•	waive a redemption payment with respect to any debt security; or

•

if the debt securities of that series are entitled to the benefit of a guarantee, release any guarantor of such series other than as provided in the indenture or modify the guarantee in any manner adverse to the holders. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or the premium or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service (“IRS”) a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of the principal of, and the premium and interest on, and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the debt securities, as expressly provided for in the indenture) as to all outstanding debt securities when:

•	either:

•

all the debt securities theretofore authenticated and delivered (except lost, stolen or destroyed debt securities which have been replaced or paid) have been delivered to the trustee for cancellation; or

•

all debt securities not theretofore delivered to the trustee for cancellation have become due and payable by reason of sending a notice of redemption, will become due and payable at their maturity within one year, have been called for redemption or are to be called for redemption within one year, or are deemed paid and discharged pursuant to the legal defeasance provisions of the indenture, and the Issuer has irrevocably deposited or caused to be irrevocably deposited with the trustee as trust funds in trust cash or noncallable U.S. government obligations in an amount sufficient to pay and discharge each installment of principal (including mandatory sinking fund or analogous payments) of and interest on all such debt securities on the dates such installments of principal or interest are due;

•	the Issuer has paid or caused to be paid all other sums payable under the indenture by the Issuer; and

•

the Issuer has delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent provided for in the indenture relating to the satisfaction and discharge of the indenture have been complied with.

No Personal Liability of Directors, Officers, Employees or Security Holders

None of our past, present or future directors, officers, employees or security holders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10).

GLOBAL SECURITIES

We may issue the securities offered by means of this prospectus in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. If securities are issued in book entry form, they will be represented by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depositary. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by the depositary or any nominee of such depositary to a successor depositary or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depositary arrangements.

Upon the issuance of a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depositary, who are called “participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depositary’s participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depositary for a global security or its nominee is the registered owner of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the class or series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and directors or any trustee, paying agent or security registrar for an individual class or series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a class or series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, distribution or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

The following is a summary of the general terms and provisions of our charter regarding restrictions on the ownership and transfer of our stock. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to our charter. A copy of our charter is filed with the SEC and is incorporated by reference herein. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

In order for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), we must meet the following criteria regarding our stockholders’ ownership of our stock:

•

five or fewer individuals (as defined in the Code to include certain tax-exempt organizations and trusts) may not own, directly or indirectly, more than 50% in value of our outstanding stock during the last half of a taxable year; and

•	100 or more persons must beneficially own our stock during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

We may prohibit certain acquisitions and transfers of shares of stock so as to ensure our initial and continued qualification as a REIT under the Code. However, we cannot assure stockholders that this prohibition will be effective. Our charter provides (subject to certain exceptions) that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value of the outstanding shares of our stock or more than 9.8% of the number or value (whichever is more restrictive) of the outstanding shares of our common stock. For those purposes, our charter includes a “group” as that term is used for purposes of Section 13(d)(3) of the Exchange Act in the definition of “person.”

Our Board, in its sole discretion, may waive this ownership limit (prospectively or retroactively) if evidence satisfactory to our Board, including certain representations and undertakings required by our charter, is presented that such ownership will not then or in the future jeopardize our status as a REIT. Also, these restrictions on transferability and ownership will not apply if our directors determine that it is no longer in our best interests to continue to qualify as a REIT or that compliance is no longer required in order for us to qualify as a REIT.

Additionally, our charter further prohibits the transfer or issuance of our stock if such transfer or issuance:

•	with respect to transfers only, results in our stock being beneficially owned by fewer than 100 persons;

•	results in our being “closely held” within the meaning of Section 856(h) of the Code;

•	results in our owning, directly or indirectly, more than 9.9% of the ownership interests in any tenant; or

•	otherwise results in our disqualification as a REIT.

Any attempted transfer of our stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be null and void. In the event of any attempted transfer of our stock which, if effective, would result in (1) violation of the ownership limit discussed above, (2) in our being “closely held” under Section 856(h) of the Code, (3) our owning (directly or indirectly) more than 9.9% of the ownership interests in any tenant, or (4) our otherwise failing to qualify as a REIT, then the number of shares causing the violation (rounded to the nearest whole share) will be automatically transferred to one or more trusts for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer. Shares held in trust will remain issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiaries. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiaries. Subject to Maryland law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiaries. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of stock have been transferred to the trust, the trustee of the beneficial trust will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the 9.8% ownership limit or the other restrictions on transfer. Upon sale of the shares held in trust, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the intended transferee (the transferee of the shares held in trust whose ownership would violate the 9.8% ownership limit or the other restrictions on transfer) as follows. The intended transferee will receive the lesser of (1) the price paid by the intended transferee for the shares or, if the intended transferee did not give value for the shares in connection with the event causing the shares to be held in the trust, such as a gift, devise or other similar transaction, the market price, as defined in our charter, of the shares on the day of the event causing the shares to be held in the trust and (2) the price per share received by the trustee from the sale or other disposition of the shares. The trustee may reduce the amount payable to the intended transferee by the amount of dividends and other distributions which have been paid to the intended transferee and are owed by the intended transferee to the trustee. Any net sale proceeds in excess of the amount payable per share to the intended transferee will be paid immediately to the charitable beneficiaries. If, prior to our discovery that shares of stock have been transferred to the trust, the shares are sold by the intended transferee, then the shares will be deemed to have been sold on behalf of the trust and, to the extent that the intended transferee received an amount for the shares that exceeds the amount such intended transferee was entitled to receive, the excess will be paid to the trustee upon demand.

In addition, shares of stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share paid in the transfer that created the shares held in trust or, in the case of a devise or gift, the market price at the time of the devise or gift, or (2) the market price on the date we, or our designee, accepts the offer. We will have the right to accept the offer until the shares held in trust are sold by the trustee of the beneficial trust. Upon a sale to us, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the intended transferee. We may reduce the amount payable to the intended transferee by the amount of dividends and other distributions which have been paid to the intended transferee and are owed by the intended transferee to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiaries.

If the transfer to the trust as described above is not automatically effective for any reason to prevent violation of the above limitations or our failing to qualify as a REIT, then the transfer of the number of shares that otherwise cause any person to violate the above limitations will be null and void and the intended transferee will acquire no rights in such shares.

Any person who acquires or attempts to acquire shares of our stock in violation of the foregoing limitations or would have owned shares that resulted in a transfer to a charitable trust must immediately give notice to us of such event or, in the case of a proposed or attempted transaction, give at least 15 days’ prior written notice to us. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions will continue to apply until our Board determines it is no longer in our best interest to continue to qualify as a REIT or that compliance is no longer required for REIT qualification.

The ownership restriction does not apply to any underwriter in any public offering of our shares, or to a person or persons exempted (prospectively or retroactively) from the ownership limit by our Board based upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns 5% or more of the outstanding shares of our stock during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares beneficially owned, directly or indirectly.

DESCRIPTION OF THE OPERATING PARTNERSHIP AGREEMENT

A summary of the material terms and provisions of the Fourth Amended and Restated Limited Partnership Agreement of the Operating Partnership (“Fourth Amended and Restated Limited Partnership Agreement”) is set forth below. This summary is not complete and is subject to and qualified in its entirety by reference to the applicable provisions of Delaware law and the Fourth Amended and Restated Limited Partnership Agreement. For more detail, please refer to the Fourth Amended and Restated Limited Partnership Agreement itself, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part. For purposes of this section, references to “we,” “our” and “us” refer to SmartStop.

General

The Operating Partnership was formed in January 2013 to acquire, own and operate properties on our behalf. We hold substantially all of our assets through the Operating Partnership or in single purpose entity subsidiaries of the Operating Partnership. We are the sole general partner of the Operating Partnership, and we control the Operating Partnership. This structure is commonly known as an Umbrella Partnership Real Estate Investment Trust, or UPREIT, which structure is utilized generally to provide for the acquisition of real property from owners who desire to defer taxable gain that would otherwise be recognized by them upon the disposition of their property.

A property owner may contribute property to the Operating Partnership in exchange for OP units on a tax-free basis. In addition, the Operating Partnership is structured to make distributions with respect to OP units that will be equivalent to the distributions made to holders of our common stock. Finally, a limited partner in the Operating Partnership may later exchange his or her OP units for shares of our common stock in a taxable transaction.

The Fourth Amended and Restated Limited Partnership Agreement contains provisions that would allow, under certain circumstances, other persons to merge into or cause the exchange or conversion of their interests for interests of the Operating Partnership. In the event of such a merger, exchange or conversion, the Operating Partnership would issue additional limited partnership interests, which would be entitled to the same exchange rights as other limited partnership interests of the Operating Partnership. As a result, any such merger, exchange or conversion ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.

As of the date of this prospectus, we own approximately 94% of the common OP units. The remaining approximately 6% of the common OP units are owned by current and former employees, members of our executive management team, board members, or indirectly by Strategic Asset Management I, LLC (f/k/a SmartStop Asset Management, LLC), our former sponsor, its affiliates, and unaffiliated third parties. As the sole general partner of the Operating Partnership, we have the exclusive power to manage and conduct the business of the Operating Partnership.

Class A-1 Units

On June 28, 2019, in connection with our self administration transaction, the Operating Partnership issued 2,174,739 Class A-1 limited partnership units of the Operating Partnership, or the Class A-1 Units, and 820,826 Class A-2 limited partnership units of the Operating Partnership, or the Class A-2 Units. The Class A-1 Units are entitled to all rights and duties of the common limited partnership units in the Operating Partnership, including cash distributions and the allocation of any profits or losses in the Operating Partnership. The Class A-2 Units were convertible into Class A-1 Units as earn-out consideration, in connection with the self administration transaction. The Class A-2 Units were not entitled to cash distributions or the allocation of any profits or losses in the Operating Partnership until the Class A-2 Units were converted into Class A-1 Units. All 820,826 Class A-2 Units have been converted into Class A-1 Units.

Operating Partnership Consent for Certain REIT Matters

In the event that we submit an Extraordinary Matter for a vote of our stockholders, we have agreed that the consent of the Operating Partnership will be required. Such consent will be determined by a vote of the partners of the Operating Partnership, and we have agreed that our vote on such consent will be voted in proportion to the votes cast by our stockholders on the Extraordinary Matter. The term “Extraordinary Matter” for purposes of this consent means any merger, sale of all or substantially all of our assets, share exchange, conversion, dissolution or charter amendment, in each case where the vote of our stockholders is required under Maryland law.

Additional Limited Partners

We are authorized to cause the Operating Partnership to issue such additional partnership interests in the form of limited partnership units for any partnership purpose at any time or from time to time, to the partners (including us as the general partner) or to other persons for such consideration and on such terms and conditions as shall be established by us in our sole and absolute discretion, all without the approval of any limited partner. Any additional partnership interests issued thereby may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to any common units, all as shall be determined by us in our sole and absolute discretion and without the approval of any limited partner, subject to Delaware law, including, without limitation: (i) the allocations of items of partnership income, gain, loss, deduction and credit to each such class or series of partnership interests; (ii) the right of each such class or series of partnership interests to share in partnership distributions; and (iii) the rights of each such class or series of partnership interests upon dissolution and liquidation of the Operating Partnership. In addition, we are authorized to cause the Operating Partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interests of the Operating Partnership and us.

Operations

The Fourth Amended and Restated Limited Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable us to (i) satisfy the requirements for being classified as a REIT for tax purposes, (ii) avoid any federal income or excise tax liability, and (iii) ensure that the Operating Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code, which classification could result in the Operating Partnership being taxed as a corporation, rather than as a partnership.

Distributions and Allocations of Profits and Losses

The Fourth Amended and Restated Limited Partnership Agreement provides that the Operating Partnership will distribute cash flow from operations to its partners in accordance with their relative percentage interests on at least a quarterly basis in amounts we, as general partner, determine. The effect of these distributions will be that a holder of one unit of limited partnership interest in the Operating Partnership will receive the same amount of annual cash flow distributions as the amount of annual distributions made to the holder of one of our shares.

Similarly, the Fourth Amended and Restated Limited Partnership Agreement provides that profits and taxable income are allocated to the partners of the Operating Partnership in accordance with their relative percentage interests. Subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and corresponding Treasury Regulations, the effect of these allocations will be that a holder of one unit of limited partnership interest in the Operating Partnership will be allocated, to the extent possible, taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in the Operating Partnership.

If the Operating Partnership liquidates, debts and other obligations must be satisfied before the partners may receive any distributions. Any distributions to partners then will be made to partners in accordance with their respective positive capital account balances. If we were to have a negative balance in our capital account following a liquidation, we would be obligated to contribute cash to the Operating Partnership equal to such negative balance for distribution to other partners, if any, having positive balances in such capital accounts.

Rights, Obligations and Powers of the General Partner

As the Operating Partnership’s general partner, we generally have complete and exclusive discretion to manage and control the Operating Partnership’s business and to make all decisions affecting its assets. This authority generally includes, among other things, the authority to:

•	acquire, purchase, own, operate, lease and dispose of any real property and any other property;

•	construct buildings and make other improvements on owned or leased properties;

•	authorize, issue, sell, redeem or otherwise purchase any debt or other securities;

•	borrow money;

•	make or revoke any tax election;

•	maintain insurance coverage in amounts and types as we determine is necessary;

•	retain employees or other service providers;

•	form or acquire interests in joint ventures; and

•	merge, consolidate or combine the Operating Partnership with another entity.

In addition to the administrative and operating costs and expenses incurred by the Operating Partnership in acquiring and operating real properties, the Operating Partnership pays or causes our advisor or property manager to be reimbursed for all of our administrative and operating costs and expenses, and such expenses are treated as expenses of the Operating Partnership. Such expenses include:

•	all expenses relating to the formation and continuity of our existence;

•	all expenses relating to any offering and registration of securities by us;

•	all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•	all expenses associated with compliance by us with applicable laws, rules and regulations;

•	all costs and expenses relating to any issuance or redemption of partnership interests; and

•	all of our other operating or administrative costs incurred in the ordinary course of our business on behalf of the operating partnership.

Exchange Rights

The limited partners of the Operating Partnership have the right to cause their OP units to be redeemed by the Operating Partnership or purchased by us for cash. In either event, the cash amount to be paid will be equal to the cash value of the number of our shares that would be issuable if the OP units were exchanged for our shares based on the conversion ratio set forth in the Fourth Amended and Restated Limited Partnership Agreement. Alternatively, we may elect to purchase the OP units by issuing shares of our common stock for OP units exchanged based on the conversion ratio set forth in the Fourth Amended and Restated Limited Partnership Agreement. The conversion ratio is initially one to one, but is adjusted based on certain events including: (i) if we declare or pay a distribution in shares on our outstanding shares, (ii) if we subdivide our outstanding shares, or (iii) if we combine our outstanding shares into a smaller number of shares. These exchange rights may not be exercised, however, if and to the extent that the delivery of shares upon exercise would (1) result in any person owning shares in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons (determined without reference to any rules of attribution), (3) cause us to be “closely held” within the meaning of Section 856(h) of the Code, or (4) cause us to own 9.9% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code. Subject to the foregoing, limited partners of the Operating Partnership may exercise their exchange rights at any time after one year following the date of issuance of their OP units.

Amendments to the Fourth Amended and Restated Limited Partnership Agreement

Our consent, as the general partner of the Operating Partnership, is required for any amendment to the Fourth Amended and Restated Limited Partnership Agreement. We, as the general partner of the Operating Partnership, and without the consent of any limited partner, may amend the Fourth Amended and Restated Limited Partnership Agreement in any manner, provided, however, that the consent of partners holding more than 50% of the partnership interests (other than partnership interests held by us, our advisor and other affiliates of our sponsor) is required for the following:

•	any amendment affecting the conversion factor or the exchange right in a manner adverse to the limited partners;

•

any amendment that would adversely affect the rights of the limited partners to receive the distributions payable to them pursuant to the Fourth Amended and Restated Limited Partnership Agreement (other than the issuance of additional limited partnership interests);

•	any amendment that would alter the allocations of the Operating Partnership’s profit and loss to the limited partners (other than the issuance of additional limited partnership interests); and

•	any amendment that would impose on the limited partners any obligation to make additional capital contributions to the Operating Partnership.

Termination of the Operating Partnership

The Operating Partnership will have perpetual duration, unless it is dissolved earlier upon the first to occur of the following:

•	we file a petition for bankruptcy or withdraw from the partnership, provided, however, that the remaining partners may decide to continue the business;

•	90 days after the sale or other disposition of all or substantially all of the assets of the partnership;

•	the exchange of all limited partnership interests (other than such interests we, or our affiliates, hold) for our common stock or the securities of any other entity; or

•	we elect, as the general partner, to dissolve the Operating Partnership.

We may not (1) voluntarily withdraw as the general partner of the Operating Partnership, (2) engage in any merger, consolidation or other business combination, or (3) transfer our general partnership interest in the Operating Partnership (except to a wholly-owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to the Operating Partnership in return for an interest in the Operating Partnership and agrees to assume all obligations of the general partner of the Operating Partnership. We may also enter into any merger, consolidation or other business combination upon the receipt of the consent of partners holding more than 50% of the partnership interests, including partnership interests held by us, our advisor and other affiliates of our sponsor. If we voluntarily seek protection under bankruptcy or state insolvency laws, or if we are involuntarily placed under such protection for more than 90 days, we would be deemed to be automatically removed as the general partner. Otherwise, the limited partners have no right to remove us as general partner. With certain exceptions, a limited partner may not transfer its interests in the Operating Partnership, in whole or in part, without our written consent as general partner.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following is a summary of some of the general terms of our charter and bylaws and the applicable provisions of Maryland law. You should read our charter and bylaws and the applicable provisions of Maryland law for complete information on our charter and bylaws. The following summary is not complete and is subject to, and qualified in its entirety by reference to, the provisions of our charter and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, and the applicable provisions of the Maryland General Corporation Law, or the MGCL. See “Where You Can Find More Information.”

Election and Removal of Directors; Board of Directors

Our charter provides that the number of our directors may be established pursuant to our bylaws but may not be fewer than the minimum number required by the MGCL. Our charter requires that a majority of our directors be “independent” in accordance with the rules and regulations of the NYSE.

At each annual meeting of our stockholders, our stockholders will elect each of our directors to serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies. Holders of shares of our common stock will have no right to cumulative voting in the election of directors. In uncontested elections, directors are elected by the affirmative vote of a majority of all the votes cast “for” and “against” each director nominee. In contested elections, directors are elected by a plurality of the votes cast. An election will be considered to be contested if: (i) our secretary has received notice that a stockholder has nominated one or more individuals for election as a director, which notice complies with the requirements for advance notice of stockholder nominees for director set forth in our bylaws; and (ii) the nomination has not been withdrawn on or before the close of business on the tenth day prior to the date that our definitive proxy statement with respect to the meeting at which such nomination would be made is filed with the SEC, and, as a result of which, the number of nominees exceeds the number of directors to be elected at the meeting.

A director may be removed at any meeting of stockholders called expressly for such purpose, but only for cause and then only by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of directors. “Cause” means, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty.

Except as may be provided by our Board in setting the terms of any class or series of our preferred stock, vacancies on our Board may be filled only by the remaining directors, even if the remaining directors do not constitute a quorum, and any individual elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is duly elected and qualifies.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then- outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which such person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority voting requirements do not apply if the corporation’s stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. As permitted by the MGCL, our Board has by resolution exempted business combinations between us and any person, provided that the business combination is first approved by our Board.

Control Share Acquisitions

With some exceptions, Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter, excluding “control shares”:

•	owned by the acquiring person;

•	owned by our officers; and

•	owned by our employees who are also directors.

“Control shares” mean voting shares which, if aggregated with all other voting shares owned by an acquiring person or shares for which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power (except solely by virtue of a revocable proxy) of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our Board to call a special meeting of our stockholders to be held within 50 days of a demand to consider the voting rights of the control shares. If no request for a meeting is made, we may present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some restrictions and limitations, we may redeem any or all of the control shares (except those for which voting rights have been previously approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of such shares are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition by the acquiror. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation, or share exchange if we are a party to the transaction or to acquisitions approved or exempted by our charter or bylaws.

As permitted by the MGCL, our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•	a classified board of directors;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

Our charter sets forth our election pursuant to Subtitle 8 that, except as may be provided by our Board in setting the terms of any class or series of preferred stock, vacancies on our Board may be filled only by the remaining directors, even if the remaining directors do not constitute a quorum, and that any individual elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is duly elected and qualifies. Our Board is not currently classified, and we have not elected to be subject to any of the other provisions of Subtitle 8, including the provision that would permit us to classify our Board without stockholder approval. Moreover, our charter provides that, without the affirmative vote of a majority of the votes cast on the matter by stockholders entitled to vote generally in the election of directors, we may not elect to be subject to the provision of Subtitle 8 that would permit us to classify our Board without stockholder approval. Through a provision unrelated to Subtitle 8, our bylaws require, unless called by the Chairman of our Board, our Chief Executive Officer or President or our Board, the written request of stockholders entitled to cast not less than a majority of all votes entitled to be cast on any matter that may properly be considered at a meeting of stockholders to call a special meeting to act on such matter.

Stockholder Rights Plan

We do not currently have a stockholder rights plan, and we will not adopt a stockholder rights plan in the future without (i) the approval of our stockholders by a majority of the votes cast on the matter or (ii) seeking ratification from our stockholders by a majority of the votes cast on the matter within 12 months of adoption of the plan if our Board determines, in the exercise of the directors’ duties under applicable law, that it is in our best interest to adopt a rights plan without the delay of seeking prior stockholder approval.

Special Meetings of Stockholders

The Chairman of our Board, our Chief Executive Officer, our President, or our Board may call special meetings of our stockholders. A special meeting of our stockholders to act on any matter that may properly be considered at a meeting of our stockholders must also be called by our secretary upon the written request of stockholders entitled to cast a majority of all the votes entitled to be cast on such matter at the meeting and containing the information required by our bylaws. Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of the special meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our secretary may prepare and mail the notice of the special meeting.

Advance Notice of Director Nomination and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the Board and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of the Board, or (3) by a stockholder who is a stockholder of record at the record date set by our Board for the purpose of determining stockholders entitled to vote at the annual meeting, at the time of giving the advance notice required by our bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual nominated or on such other business and who has complied with the advance notice procedures of the bylaws. Stockholders generally must provide notice to our secretary not before the 150th day or after 5:00 p.m., local time, on the 120th day before the first anniversary of the date of the mailing of the notice for the preceding year’s annual meeting.

With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the Board at a special meeting may be made only (1) by or at the direction of the Board or (2) provided that the meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record at the record date set by our Board for the purpose of determining stockholders entitled to vote at the special meeting, at the time of giving the advance notice required by our bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual nominated and who has complied with the advance notice provisions of the bylaws. Stockholders generally must provide notice to our secretary not before the 120th day before such special meeting and after 5:00 p.m., local time, on the later of the 90th day before the special meeting or the tenth day after public announcement of the date of the special meeting and the nominees of our Board to be elected at the meeting.

Forum for Certain Litigation

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, will be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of us, (b) any action asserting a claim of breach of any duty owed by any director or officer or other employee of us to us or to our stockholders, (c) any action asserting a claim against us or any director or officer or other employee of us arising pursuant to any provision of the MGCL, the charter, or the bylaws, or (d) any action asserting a claim against us or any director or officer or other employee of us that is governed by the internal affairs doctrine.

Effect of Certain Provisions of Maryland Law and our Charter and Bylaws

The restrictions on ownership and transfer of our stock prevent any person from acquiring more than 9.8% of the number or value (whichever is more restrictive) of our outstanding common stock or 9.8% in value of our outstanding stock without the prior approval of our Board. These provisions, as well as the business combination statute and control share statute discussed above under the captions “—Business Combinations” and “—Control Share Acquisitions” may delay, defer or prevent a change in control of us. For those purposes, our charter includes a “group” as that term is used for purposes of Section 13(d)(3) of the Exchange Act in the definition of “person.” Our Board has the power to amend our charter from time to time to increase the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series and to classify and reclassify any unissued shares of our common stock or preferred stock into other classes or series of stock, and to authorize us to issue the newly classified shares and could authorize the issuance of shares of common stock or a series of preferred stock that could have the effect of delaying, deferring or preventing a change in control of us. We believe that the power to amend our charter to increase the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series and to classify or reclassify unissued shares of common or preferred stock, without stockholder approval, provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

The provisions of our bylaws discussed above under the captions “—Special Meetings of Stockholders” and “—Advance Notice of Director Nomination and New Business” require stockholders seeking to call a special meeting, nominate an individual for election as a director or propose other business at an annual meeting to comply with certain notice and information requirements. We believe that these provisions will help to assure the continuity and stability of our business strategies and policies as determined by our Board and promote good corporate governance by providing us with clear procedures for calling special meetings, information about a stockholder proponent’s interest in us and adequate time to consider stockholder nominees and other business proposals. However, these provisions, alone or in combination, could make it more difficult for our stockholders to remove incumbent directors and could delay, defer or prevent a change in control, including a proxy contest or tender offer that might involve a premium price for our common stockholders or otherwise be in the best interest of our stockholders.

Amendment of our Bylaws

Our Board has the power to adopt, alter, amend or repeal any provision of our bylaws and to make new bylaws. Our bylaws further provide that, pursuant to a binding proposal submitted for approval of the stockholders at a duly called annual meeting or special meeting of stockholders by a stockholder that (a) delivers to our secretary a timely notice of such proposal that (i) satisfies the notice procedures and all other relevant provisions of our bylaws discussed above under the caption “—Advance Notice of Director Nomination and New Business” and, with respect to a special meeting, under the caption “—Special Meetings of Stockholders” and (ii) is otherwise permitted by applicable law and (b) satisfies the ownership and other eligibility requirements Rule 14a-8 under the Exchange Act for the periods and as of the dates specified therein, our stockholders may adopt, alter, amend or repeal any provision of our bylaws and make new bylaws so long as such adoption, alteration, amendment or repeal is approved by the affirmative vote of a majority of the votes entitled to be cast on the matter and does not alter, amend or repeal or result in the adoption of any provision inconsistent with the Board’s concurrent power to amend our bylaws.

Limitation of Liability and Indemnification

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property, or services; or

•	active and deliberate dishonesty that is established by a final judgment and is material to the cause of action.

Our charter contains a provision that eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.

Maryland law requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property, or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under Maryland law, a Maryland corporation also may not indemnify a director or officer in a suit by or on behalf of the corporation in which the director or officer was adjudged liable to the corporation or for a judgment of liability on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct; however, indemnification for an adverse judgment in a suit by the corporation or on its behalf, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•

a written undertaking by the director or officer or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that he or she did not meet the standard of conduct necessary for indemnification by the corporation.

To the maximum extent permitted by Maryland law in effect from time to time, our charter requires us to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, to pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to (i) any individual who is a present or former director or officer and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in such capacity or (ii) any individual who, while a director or officer and at our request, serves or has served as a director, officer, member, manager, partner or trustee of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in such capacity. Our charter also permits us, with the approval of our Board, to indemnify and advance expenses to any individual who served a predecessor of our company in any of the capacities described above and any employee or agent of our company or a predecessor of our company.

We have entered into indemnification agreements with each of our directors and executive officers (each, an “Indemnitee”). The indemnification agreements obligate us, if an Indemnitee is or is threatened to be made a party to, or witness in, any proceeding by reason of such Indemnitee’s status as a present or former director or officer of us, or as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of another entity that the Indemnitee served in such capacity at our request, to indemnify such Indemnitee, and advance expenses actually and reasonably incurred by him or her, subject to certain exceptions and conditions.

We also maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general summary of material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the purchase, ownership and disposition of our capital stock or the Operating Partnership’s debt securities.

This summary is for general information only and is not tax advice. This summary assumes that holders of capital stock or the Operating Partnership’s debt securities hold such securities as a capital asset within the meaning of Section 1221 of the Code. This summary is based upon the Code, Treasury Regulations promulgated under the Code, referred to herein as Treasury Regulations, judicial decisions and published administrative rulings, all as currently in effect and all of which are subject to change, possibly with retroactive effect. This discussion does not address (i) U.S. federal taxes other than income taxes and certain excise taxes applicable to REITs, (ii) state, local or non-U.S. taxes or (iii) tax reporting requirements applicable to the ownership and disposition of shares of capital stock or the Operating Partnership’s debt securities. In addition, this discussion does not address U.S. federal income tax considerations applicable to persons or entities that are subject to special treatment under U.S. federal income tax law, such as insurance companies, tax-exempt organizations, financial institutions or broker-dealers.

Our REIT Qualification

Tax Opinions from Counsel Regarding REIT Qualification

Nelson Mullins Riley & Scarborough LLP (“Nelson Mullins”) has acted as our tax counsel in connection with this prospectus and our election to be taxed as a REIT. Nelson Mullins has rendered an opinion to us to the effect that, commencing with our taxable year ended December 31, 2014, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT pursuant to Sections 856 through 860 of the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code, which opinion will be subject to customary exceptions, assumptions and qualifications and will be based on customary representations made by us. This opinion will not be binding on the IRS or the courts. We intend to continue to operate in a manner to qualify as a REIT, but there is no guarantee that we will qualify or remain qualified as a REIT. Moreover, our qualification and taxation as a REIT depends upon our ability to meet, through actual annual (or, in some cases, quarterly) operating results, requirements relating to income, asset ownership, distribution levels and diversity of share ownership, and the various REIT qualification requirements imposed under the Code. Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, there can be no assurance that our actual operating results will satisfy the requirements for taxation as a REIT under the Code for any particular tax year.

No ruling from the IRS has been or is expected to be requested regarding our qualification as a REIT.

Taxation of Our Company

We have elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our taxable year ended December 31, 2014. We believe that we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code beginning with our taxable year ended December 31, 2014, and that our intended manner of operation will enable us to continue to meet the requirements for qualification as a REIT for U.S. federal income tax purposes. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or that we will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See “—Failure to Qualify” for potential tax consequences if we fail to qualify as a REIT.

Provided we qualify for taxation as a REIT, we generally will not be required to pay U.S. federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” (i.e., taxation at both the corporate and the stockholder levels) that generally results from investment in a C corporation. We will, however, be subject to U.S. federal income taxes as follows:

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First, we will be required to pay regular U.S. federal corporate income tax on any REIT taxable income, including net capital gain, that we do not distribute to our stockholders during, or within a specified time period after, the calendar year in which the income is earned.

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Second, if we have (1) net income from the sale or other disposition of “foreclosure property” held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay regular U.S. federal corporate income tax on this income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable. Subject to certain other requirements, foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property. See “—Foreclosure Property.”

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Third, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

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Fourth, if we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

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Fifth, if we fail to satisfy any of the asset tests (other than a de minimis failure of the 5% or 10% asset tests), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest U.S. federal corporate income tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

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Sixth, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the gross income tests or certain violations of the asset tests, as described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.

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Seventh, we will be required to pay a 4% nondeductible excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for the year, (2) 95% of our capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

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Eighth, if we acquire any asset from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, and we subsequently recognize gain on the disposition of the asset during the five-year period beginning on the date on which we acquired the asset, then we generally will be required to pay regular U.S. federal corporate income tax on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted tax basis in the asset, in each case determined as of the date on which we acquired the asset.

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Ninth, our subsidiaries that are C corporations, including any taxable REIT subsidiary, or TRS, as described below, generally will be required to pay regular U.S. federal corporate income tax on their earnings.

•	Tenth, we will be required to pay a 100% excise tax on transactions with our TRSs that are not conducted on an arm’s-length basis.

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Eleventh, if we fail to comply with the requirement to send annual letters to our stockholders holding at least a certain percentage of our stock, as determined under applicable Treasury Regulations, requesting information regarding the actual ownership of our stock, and the failure is not due to reasonable cause or is due to willful neglect, we will be subject to a $25,000 penalty, or if the failure is intentional, a $50,000 penalty.

We and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state and local income, property and other taxes on our assets and operations.

Requirements for Qualification as a REIT

The Code defines a REIT as a corporation, trust or association that satisfied each of the following requirements:

(1) It is managed by one or more trustees or directors;

(2) Its beneficial ownership is evidenced by transferable shares of stock, or by transferable shares or certificates of beneficial ownership;

(3) It would be taxable as a domestic corporation, but for its qualification as a REIT;

(4) It is not a financial institution or an insurance company within the meaning of certain provisions of the Code;

(5) It is beneficially owned by 100 or more persons;

(6) Not more than 50% in value of the outstanding stock or shares of beneficial interest of which are owned, actually or constructively, by five or fewer individuals, which the U.S. federal income tax laws define to include certain entities, during the last half of each taxable year;

(7) It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to qualify to be taxed as a REIT for U.S. federal income tax purposes;

(8) It uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the U.S. federal income tax laws; and

(9) It meets certain other requirements, described below, regarding the sources of its gross income, the nature and diversification of its assets and the distribution of its income.

The Code provides that requirements (1) through (4), and (8) must be satisfied during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT (which, in our case, was 2014). For purposes of condition (6), the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust. For purposes of requirement (8) above, we have and we will continue to have a calendar taxable year, and thereby satisfy this requirement.

We believe that we have been organized and have operated in a manner that has allowed us, and will continue to allow us, to satisfy conditions (1) through (9) during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of our shares that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. A description of the share ownership and transfer restrictions relating to our capital stock is contained in the discussion in this prospectus under the heading “Restrictions on Ownership and Transfer.” These restrictions, however, do not ensure that we have previously satisfied, and may not ensure that we will, in all cases, be able to continue to satisfy, the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See “—Failure to Qualify.”

Ownership of Interests in Partnerships and Limited Liability Companies

We own various direct and indirect interests in entities that are partnerships and limited liability companies for state law purposes. A partnership or limited liability company that has a single owner, as determined under U.S. federal income tax laws, generally is disregarded from its owner for U.S. federal income tax purposes. Many of the partnerships and limited liability companies owned by us currently are disregarded from their owners for U.S. federal income tax purposes because such entities are treated as having a single owner for U.S. federal income tax purposes. Consequently, the assets and liabilities, and items of income, deduction, and credit, of such entities will be treated as our assets and liabilities, and items of income, deduction, and credit, for U.S. federal income tax purposes, including the application of the various REIT qualification requirements. An unincorporated domestic entity with two or more owners, as determined under the U.S. federal income tax laws, generally is taxed as a partnership for U.S. federal income tax purposes. In the case of a REIT that is an owner in an entity that is taxed as a partnership for U.S. federal income tax purposes, the REIT is treated as owning its proportionate share of the assets of the entity and as earning our allocable share of the gross income of the entity for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets and items of gross income of any partnership, joint venture, or limited liability company that is taxed as a partnership for U.S. federal income tax purposes is treated as the assets and items of gross income of us for purposes of applying the various REIT qualification tests. For purposes of the 10% value test (described in “—Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the entity. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital of the entity. A brief summary of the rules governing the U.S. federal income taxation of partnerships and limited liability companies is set forth below in “—Tax Aspects of Our Ownership of Interests in Entities Taxable as Partnerships.”

We have control of the Operating Partnership and the subsidiary partnerships and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In such a case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

Ownership of Interests in Qualified REIT Subsidiaries

We may from time to time own and operate certain properties through wholly-owned subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a TRS, as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for all purposes under the Code, including all REIT qualification tests. Thus, in applying the U.S. federal income tax requirements described in this discussion, any qualified REIT subsidiaries we own are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as our assets, liabilities and items of income, gain, loss, deduction and credit. A qualified REIT subsidiary is not subject to U.S. federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under “—Asset Tests.”

Ownership of Interests in TRSs

We and the Operating Partnership may own interests in companies that elect or have elected, together with us, to be treated as our TRSs, including but not limited to, SmartStop TRS, Inc., SS Growth TRS, Inc., SS Growth TRS II, Inc., Strategic Storage TRS IV, Inc. and certain entities organized as corporations under Canadian law that hold title to properties in a nominee capacity for which TRS elections were made by us. We may acquire securities in additional TRSs in the future. A TRS is a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a TRS. If a TRS owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a TRS. Other than some activities relating to lodging and health care facilities, a TRS may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT.

Restrictions imposed on REITs and their TRSs are intended to ensure that TRSs will be subject to appropriate levels of U.S. federal income taxation. These restrictions impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis, such as any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of a REIT’s tenants by its TRS, redetermined deductions and excess interest represent any amounts that are deducted by a TRS for amounts paid to its parent REIT that are in excess of the amounts that would have been deducted based on arm’s length negotiations, and redetermined TRS service income is income of a TRS that is understated as a result of services provided to its parent REIT or on its behalf. Rents will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. Dividends paid to a parent REIT from a TRS will be treated as dividend income received from a corporation. The corporate income tax liability of our TRSs may reduce the cash flow generated by us and our subsidiaries in the aggregate and limit our ability to make distributions to our stockholders and may affect our compliance with the gross income tests and asset tests.

A TRS generally may be used by a REIT to undertake indirectly activities that the REIT requirements might otherwise preclude the REIT from doing directly, such as the provision of noncustomary tenant services or the disposition of property held for sale to customers. See “—Gross Income Tests—Rents from Real Property” and “—Gross Income Tests—Prohibited Transaction Income.” A TRS is subject to U.S. federal income tax as a regular C corporation. A REIT’s ownership of securities of a TRS is not subject to the 5% or 10% asset test described below. See “—Asset Tests.”

Gross Income Tests

We must satisfy two gross income tests annually to qualify and maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year generally must consist of the following:

•	rents from real property;

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interest on debt secured by mortgages on real property or on interests in real property and interest on debt secured by mortgages on both real and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property;

•	dividends or other distributions on, and gain from the sale of, stock or shares of beneficial interest in other REITs;

•	gain from the sale of real estate assets (other than gain from prohibited transactions);

•	income and gain derived from foreclosure property; and

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income derived from the temporary investment of new capital attributable to the issuance of its stock or a public offering of its debt with a maturity date of at least five years and that we received during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities (including interest and gain from debt instruments of “publicly offered REITs” to the extent those debt instruments are not secured by real property or an interest in real property (“Nonqualified Publicly Offered REIT Debt Instruments”)) or any combination of these.

Cancellation of indebtedness income and gross income from a sale of property that we hold primarily for sale to customers in the ordinary course of business will be excluded from gross income for purposes of the 75% and 95% gross income tests. In addition, gains from “hedging transactions,” as defined in “—Hedging Transactions,” that are clearly and timely identified as such will be excluded from gross income for purposes of the 75% and 95% gross income tests. Finally, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests.

The following paragraphs discuss the specific application of certain relevant aspects of the gross income tests to rent received by us.

Rents from Real Property. Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

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The amount of rent is not based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales;

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Neither we nor an actual or constructive owner of 10% or more of our capital stock actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents we receive from such a tenant that is our TRS, however, will not be excluded from the definition of “rents from real property” as a result of excess ownership by us if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a TRS are substantially comparable to rents paid by other tenants is determined at the time the lease with the TRS is entered into, extended, and modified, if such modification increases the rents due under such lease;

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Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property.” To the extent that rent attributable to personal property, leased in connection with a lease of real property, exceeds 15% of the total rent received under the lease, we may transfer a portion of such personal property to a TRS; and

•	We generally may not operate or manage the property or furnish or render noncustomary services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however,

perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services to our tenants, or a TRS (which may be wholly or partially owned by us) to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.”

We generally do not intend to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, there can be no assurance that the IRS would not challenge our conclusions, including the calculation of its personal property ratios, or that a court would agree with our conclusions. If such a challenge were successful, we could fail to satisfy the 75% or 95% gross income test and thus potentially lose our REIT status.

Interest. For purposes of the 75% and 95% gross income tests, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely because it is based on a fixed percentage or percentages of receipts or sales. In addition, an amount that is based on the income or profits of a debtor will be qualifying interest income as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in such real property, but only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

Interest on debt secured by mortgages on real property or on interests in real property generally is qualifying income for purposes of the 75% gross income test. Except as provided below, in cases where a mortgage loan is secured by both real property and other property, if the outstanding principal balance of a mortgage loan during the year exceeds the value of the real property securing the loan at the time we committed to acquire the loan. Notwithstanding the foregoing, a mortgage loan secured by both real property and personal property shall be treated as a wholly qualifying real estate asset and all interest shall be qualifying income for purposes of the 75% income test if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, even if the real property collateral value is less than the outstanding principal balance of the loan.

In the event a mortgage loan is modified, we may be required to retest the loan under the apportionment rules discussed above by comparing the outstanding balance of the modified loan to the fair market value of the collateral real property at the time of modification.

Prohibited Transaction Income. The Code imposes a tax of 100% on net income derived by a REIT from a “prohibited transaction,” which is generally a sale or other disposition of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of a trade or business. Such property is also frequently referred to as “dealer property.” Any losses incurred on sales of dealer property may not be used to offset gains from other prohibited transactions. The Code sets forth a safe harbor for REITs that wish to sell property without risking the imposition of the 100% tax (the “Safe Harbor”). In general, under the Safe Harbor, a sale of property will not be treated as a sale of dealer property subject to the 100% tax if: (a) the REIT held the property for at least two years, (b) the aggregate expenditures made by the REIT during the two years preceding the date of sale that are includible in the basis of the property do not exceed 30% of the net selling price, (c) in the case of land or improvements, the REIT has held the property for at least two years for production of rental income, and (d) one of the following is true: (1) during the taxable year the REIT does not make more than seven sales of properties, (2) the aggregate adjusted bases of properties sold during the year does not exceed 10% of the aggregate bases of all of the properties of the REIT at the beginning of the year, (3) the fair market value of properties sold during the year does not exceed 10% of the fair market value of all of the properties of the REIT at the beginning of the year, (4) the aggregate adjusted bases of properties sold during the year does not exceed

20% of the aggregate bases of all of the properties of the REIT at the beginning of the year, provided that the “3-year average adjusted bases percentage” (generally, the aggregate adjusted bases of properties sold in the three years ending during the year of sale divided by the sum of the aggregate adjusted bases of all properties as of the beginning of each such year) for the taxable year does not exceed 10%, or (5) the fair market value of properties sold during the year does not exceed 20% of the fair market value of all of the properties of the REIT at the beginning of the year, provided that the “3-year average fair market value percentage” (defined similarly to the 3-year average adjusted bases percentage but using fair market values) for the taxable year does not exceed 10%. Additionally, if clauses (d)(2) through (5) are relied upon, substantially all of the marketing and development expenditures with respect to the properties sold were made through an independent contractor from whom the REIT does not itself derive or receive any income or through a TRS.

As the general partner of the Operating Partnership, we intend to cause the Operating Partnership to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties as are consistent with our investment objectives. We do not intend, and do not intend to permit the Operating Partnership or its subsidiary partnerships, to enter into any sales that are prohibited transactions. However, the IRS may successfully contend that some or all of the sales made by the Operating Partnership or its subsidiary partnerships are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales. The 100% penalty tax will not apply to gains from the sale of assets that are held through a TRS, but such income will be subject to regular U.S. federal corporate income tax.

Hedging Transactions. From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income under, and thus will be exempt from, the 75% and 95% gross income tests. The term “hedging transaction,” as used above, generally means (A) any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test or any property which generates such income and (B) new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Foreign Currency Gain. Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% and 95% gross income tests, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

TRS Income. To the extent our TRSs pay dividends or interest, our allocable share of such dividend or interest income will qualify under the 95%, but not the 75%, gross income test (except to the extent the interest is paid on a loan that is adequately secured by real property). We will monitor the amount of the dividend and other income from our TRSs and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the gross income tests. Although we expect these actions will be sufficient to prevent a violation of the gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation.

Failure to Satisfy Gross Income Tests. We intend to monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. We generally may make use of the relief provisions if: (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect; and (2) following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above, even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income.

Asset Tests

At the close of each calendar quarter of our taxable year, we must also satisfy certain tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must generally consist of:

•	Cash or cash items, including certain receivables and shares in certain money market funds;

•	Government securities;

•	Interests in real property, including leaseholds and options to acquire real property and leaseholds;

•

Interests in mortgage loans secured by real property, and interests in mortgage loans secured by both real property and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property;

•	Stock or shares of beneficial interest in other REITs;

•

Investments in stock or debt instruments during the one-year period following its receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term;

•	Debt instruments of publicly offered REITs; and

•	Personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease.

Second, under the “5% asset test,” of our assets that are not qualifying assets for purposes of the 75% asset test described above, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets.

Third, of our assets that are not qualifying assets for purposes of the 75% asset test described above, we may not own more than 10% of the voting power of any one issuer’s outstanding securities, or the “10% vote test,” or more than 10% of the value of any one issuer’s outstanding securities, or the “10% value test.”

Fourth, no more than 25% of the value (20% for the 2025 taxable year) of our total assets may consist of the securities of one or more TRSs.

Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other assets that are not qualifying assets for purposes of the 75% asset test.

Sixth, not more than 25% of the value of our total assets may be represented by Nonqualified Publicly Offered REIT Debt Instruments.

For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include securities that qualify under the 75% asset test, securities of a TRS and equity interests in an entity taxed as a partnership for U.S. federal income tax purposes. For purposes of the 10% value test, the term “securities” also does not include: certain “straight debt” securities; any loan to an individual or an estate; most rental agreements and obligations to pay rent; any debt instrument issued by an entity taxed as a partnership for U.S. federal income tax purposes in which we are an owner to the extent of our proportionate interest in the debt and equity securities of the entity; and any debt instrument issued by an entity taxed as a partnership for U.S. federal income tax purposes if at least 75% of the entity’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “—Gross Income Tests.”

From time to time we may own securities (including debt securities) of issuers that do not qualify as a REIT, a qualified REIT subsidiary or a TRS. We intend that our ownership of any such securities will be structured in a manner that allows us to comply with the asset tests described above. We believe that the assets that we hold satisfy the foregoing asset test requirements. We will not obtain, nor are we required to obtain under the U.S. federal income tax laws, independent appraisals to support our conclusions as to the value of our assets and securities. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.

Failure to Satisfy Asset Tests. We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. Nevertheless, if we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT status if: (1) we satisfied the asset tests at the end of the preceding calendar quarter; and (2) the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not caused, in part or in whole, by the acquisition of one or more non-qualifying assets. If we did not satisfy the second condition described in the preceding sentence, we still could avoid REIT disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.

In the event that we violate the 5% asset test, the 10% vote test or the 10% value test described above, we will not lose our REIT status if (1) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (2) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of such asset tests other than a de minimis failure, as described in the preceding sentence, we will not lose our REIT status if (1) the failure was due to reasonable cause and not to willful neglect, (2) we file a description of each asset causing the failure with the IRS, and (3) we dispose of assets causing the failure or otherwise complies with the asset tests within six months after the last day of the quarter in which we identify the failure. In such case, we must pay a tax equal to the greater of $50,000 or the highest U.S. federal corporate income tax rate multiplied by the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests.

Annual Distribution Requirement

To maintain our qualification as a REIT, each taxable year we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

•	90% of our REIT taxable income; plus

•	90% of our after-tax net income, if any, from foreclosure property; minus

•	the excess of the sum of certain items of non-cash income over 5% of our REIT taxable income.

For these purposes, our REIT taxable income is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income generally means income attributable to leveled stepped rents, original issue discount, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.

We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. Dividends declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared. Additionally, at our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year. These distributions are treated as received by our stockholders in the year in which they are paid. This is so even though these distributions relate to the prior year for purposes of the annual distribution requirement.

In order to be taken into account for purposes of annual distribution requirement, except as provided below, the amount distributed must not be preferential—i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. This preferential limitation will not apply to distributions made by us, provided we qualify as a “publicly offered REIT.” We believe that we are, and expect we will continue to be, a publicly offered REIT. To the extent that we do not distribute all of our net capital gain, or distributes at least 90%, but less than 100%, of our REIT taxable income, we will be required to pay regular U.S. federal corporate income tax on the undistributed amount. We believe that we have made, and we intend to continue to make, timely distributions sufficient to satisfy the annual distribution requirement and to minimize our corporate tax obligations. In this regard, the Fourth Amended and Restated Limited Partnership Agreement authorizes us to take such steps as may be necessary to cause the Operating Partnership to distribute to its partners an amount sufficient to permit us to meet the annual distribution requirement and to minimize our corporate tax obligation.

Under some circumstances, we may be able to rectify an inadvertent failure to meet the annual distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In that case, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends. While the payment of a deficiency dividend will apply to a prior year for purposes of the annual distribution requirement, it will be treated as an additional distribution to our stockholders in the year such dividend is paid. In addition, if a dividend we have paid with respect to a period for which we are not a publicly offered REIT is treated as a preferential dividend, in lieu of treating the dividend as not counting toward satisfying the annual distribution requirement, the IRS may provide a remedy to cure such failure if the IRS determines that such failure is (or is of a type that is) inadvertent or due to reasonable cause and not due to willful neglect.

Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which corporate income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating this excise tax.

We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the annual distribution requirement described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet the annual distribution requirement due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. If these timing differences occur, we may borrow funds to pay dividends or pay dividends in the form of taxable stock distributions in order to meet the annual distribution requirement, while preserving our cash.

Like-Kind Exchanges

We may dispose of real property that is not held primarily for sale in transactions intended to qualify as like- kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, or deficiency dividends, depending on the facts and circumstances surrounding the particular transaction.

Foreclosure Property

The foreclosure property rules permit us (by our election) to foreclose or repossess properties without being disqualified as a REIT as a result of receiving income that does not qualify under the gross income tests. However, in such a case, we would be subject to the U.S. federal corporate income tax on the net non-qualifying income from “foreclosure property,” and the after-tax amount would increase the dividends we would be required to distribute to our stockholders. See “—Annual Distribution Requirement.” This corporate tax would not apply to income that qualifies under the REIT 75% income test.

Foreclosure property treatment will end on the first day on which we enter into a lease of the applicable property that will give rise to income that does not qualify under the REIT 75% income test, but will not end if the lease will give rise only to qualifying income under such test. Foreclosure property treatment also will end if any construction takes place on the property (other than completion of a building or other improvement that was more than 10% complete before default became imminent). Foreclosure property treatment (other than for qualified health care property) is available for an initial period of three years and may, in certain circumstances, be extended for an additional three years. Foreclosure property treatment for qualified health care property is available for an initial period of two years and may, in certain circumstances, be extended for an additional four years.

Failure to Qualify

If we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT, certain specified cure provisions may be available to us. Except with respect to violations of the gross income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to satisfy the requirements for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay regular U.S. federal corporate income tax, including any applicable alternative minimum tax for taxable years after December 31, 2022, on our taxable income. Distributions to our stockholders in any year in which we fail to qualify as a REIT will not be deductible by us. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, we will not be required to distribute any amounts to our stockholders and all distributions to our stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In such event, corporate distributees may be eligible for the dividends-received deduction. In addition, non-corporate stockholders, including individuals, may be eligible for the preferential tax rates on qualified dividend income. Non-corporate stockholders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income. If we fail to qualify as a REIT, such stockholders may not claim this deduction with respect to dividends paid by us. Unless entitled to relief under specific statutory provisions, we would also be ineligible to elect to be treated as a REIT for the four taxable years following the year for which we lose our REIT qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of Our Ownership of Interests in Entities Taxable as Partnerships

The following discussion summarizes the material U.S. federal income tax considerations that are applicable to our direct and indirect investments in entities that are treated as partnerships for U.S. federal income tax purposes. The following discussion does not address state or local tax laws or any U.S. federal tax laws other than income tax laws.

Classification as Partnerships

We are required to include in our income our distributive share of each partnership’s income and are allowed to deduct our distributive share of each partnership’s losses, but only if the partnership is classified for U.S. federal income tax purposes as a partnership rather than as a corporation or an association treated as a corporation. An unincorporated entity with at least two owners, as determined for U.S. federal income tax purposes, will be classified as a partnership, rather than as a corporation, for U.S. federal income tax purposes if it: (1) is treated as a partnership under the Treasury Regulations relating to entity classification, or the “check-the-box regulations;” and (2) is not a “publicly traded partnership.”

Under the check-the-box regulations, an unincorporated entity with at least two owners may elect to be classified either as an association treated as a corporation or as a partnership for U.S. federal income tax purposes. If such an entity does not make an election, it generally will be taxed as a partnership for U.S. federal income tax purposes.

A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly traded partnership generally is treated as a corporation for U.S. federal income tax purposes, but will not be so treated if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, at least 90% of the partnership’s gross income consisted of specified passive income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends, or the “90% passive income exception.” The Treasury Regulations provide limited safe harbors from treatment as a publicly traded partnership. Pursuant to one of those safe harbors, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in the partnership only if (1) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. If any partnership does not qualify for any safe harbor and is treated as a publicly traded partnership, we believe that such partnership would have sufficient qualifying income to satisfy the 90% passive income exception and, therefore, would not be treated as a corporation for U.S. federal income tax purposes.

We have not requested, and do not intend to request, a ruling from the IRS that any of our subsidiary partnerships is or will be classified as a partnership for U.S. federal income tax purposes. If, for any reason, a subsidiary partnership were treated as a corporation, rather than as a partnership, for U.S. federal income tax purposes, we may not be able to qualify as a REIT, unless we qualify for certain statutory relief provisions. See “—Gross Income Tests” and “—Asset Tests.” In addition, any change in a subsidiary partnership’s status for U.S. federal income tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “—Annual Distribution Requirement.” Further, items of income and deduction of the subsidiary partnership would not pass through to us, and we would be treated as a stockholder for U.S. federal income tax purposes. Consequently, the subsidiary partnership would be required to pay income tax at U.S. federal corporate income tax rates on its net income, and distributions to us would constitute dividends that would not be deductible in computing the partnership’s taxable income.

Allocations of Income, Gain, Loss and Deduction

Although a partnership agreement (or limited liability company agreement) generally will determine the allocation of income and losses among partners, the allocations will be disregarded for tax purposes if they do not comply with the provisions of the U.S. federal income tax laws governing partnership allocations. If an allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item.

Tax Allocations With Respect to Contributed Properties

Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

Our partnerships may, from time to time, acquire interests in property in exchange for interests in the acquiring partnership. In that case, the tax basis of these property interests generally will carry over to the acquiring partnership, notwithstanding their different book (i.e., fair market) value. The Fourth Amended and Restated Limited Partnership Agreement requires that income and loss allocations with respect to these properties be made in a manner consistent with Section 704(c) of the Code. Treasury Regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. Depending on the method we choose or have agreed to in connection with any particular contribution, the carryover basis of each of the contributed interests in the properties in the hands of the Operating Partnership (1) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if any of the contributed properties were to have a tax basis equal to its respective fair market value at the time of the contribution and (2) could cause us to be allocated taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book income allocated to it as a result of such sale, with a corresponding benefit to the other partners in the Operating Partnership. An allocation described in clause (1) or (2) above might cause us or the other partners to recognize additional taxable income, including taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements. See “—Taxation of Our Company—Requirements for Qualification as a REIT” and “—Annual Distribution Requirement.”

Any property acquired by a partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code generally will not apply.

Material U.S. Federal Income Tax Consequences to Holders of Capital Stock and the Operating Partnership’s Debt Securities

The following summary describes the material U.S. federal income tax consequences of owning and disposing of our capital stock and the Operating Partnership’s debt securities. For purposes of this summary, a “holder” means a beneficial owner of shares of capital stock, and a “U.S. holder” means a holder that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (i) is subject to the primary supervision of a United States court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

For purposes of this summary, a “non-U.S. holder” means a holder that is not a “U.S. holder” and not a partnership.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of capital stock or the Operating Partnership’s debt securities, the tax treatment of an owner of such entity or arrangement generally will depend on the status of the owner, the activities of the entity or arrangement and certain tax determinations made at the owner level. Accordingly, entities or arrangements treated as partnerships for U.S. federal income tax purposes holding shares of capital stock or the Operating Partnership’s debt securities and the owners of such entities or arrangements should consult their own tax advisors regarding the U.S. federal income tax consequences to them.

This discussion of material U.S. federal income tax consequences of the ownership and disposition of capital stock or the Operating Partnership’s debt securities is not binding on the IRS. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any described herein.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. YOU SHOULD CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR CIRCUMSTANCES AS WELL AS THE OWNERSHIP AND DISPOSITION OF OUR CAPITAL STOCK OR THE OPERATING PARTNERSHIP’S DEBT SECURITIES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Taxation of Taxable U.S. Holders of Capital Stock

Distributions Generally. If we qualify as a REIT, distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends will be ordinary dividend income to taxable U.S. holders when actually or constructively received. A corporate U.S. holder will not qualify for the dividends-received deduction generally available to corporations. Ordinary dividends paid by us also generally will not qualify for the preferential long-term capital gain tax rate applicable to “qualified dividends” unless certain holding period requirements are met and such dividends are attributable to (i) qualified dividends received by us from non-REIT corporations, such as any TRSs, or (ii) income recognized by us and on which we have paid U.S. federal corporate income tax. We do not expect a meaningful portion of our ordinary dividends to be eligible for taxation as qualified dividends. However, under the Tax Cuts and Jobs Act, for taxable years beginning after December 31, 2017 and before January 1, 2026, stockholders that are individuals, trusts or estates generally may deduct up to 20% of certain qualified business income, including “qualified REIT dividends” (generally, dividends received by a REIT stockholder that are not designated as capital gain dividends or qualified dividend income), subject to certain limitations.

Any distribution declared by us in October, November or December of any year on a specified date in any such month shall be treated as both paid by us and received by our stockholders on December 31 of that year, provided that the distribution is actually paid by us no later than January 31 of the following year. Distributions made by us in excess of accumulated earnings and profits will be treated as a nontaxable return of capital to the extent of a U.S. holder’s basis and will reduce the basis of the U.S. holder’s shares. Any distributions by us in excess of accumulated earnings and profits and in excess of a U.S. holder’s basis in the U.S. holder’s shares of our stock will be treated as gain from the sale of such shares. See “Dispositions of Capital Stock” below.

Capital Gain Dividends. Distributions to U.S. holders that we properly designate as capital gain dividends will be taxed as long term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year), without regard to the period for which a U.S. holder held our shares. However, U.S. holders that are corporations may be required to treat up to 20% of certain capital gain dividends as ordinary income.

Retention of Net Capital Gains. If we elect to retain and pay income tax on any net long-term capital gain, each of our U.S. holders would include in income, as long-term capital gain, its proportionate share of this net long-term capital gain. Each of our U.S. holders would also receive a refundable tax credit for its proportionate share of the tax paid by us on such retained capital gains and increase the basis of its shares of our stock in an amount equal to the amount of includable capital gains reduced by the share of refundable tax credit.

Dispositions of Capital Stock. If a U.S. holder sells or disposes of shares of capital stock, the holder will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted tax basis in the shares. This gain or loss, except as provided below, will be long-term capital gain or loss if the holder’s holding period for such capital stock exceeds one year. However, if a U.S. holder recognizes a loss upon the sale or other disposition of capital stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. holder received distributions from us which were required to be treated as long-term capital gains. If a U.S. holder recognizes a loss upon a subsequent disposition of capital stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS. While these regulations are directed towards “tax shelters,” they are written quite broadly, and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. U.S. holders should consult their tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of capital stock, or transactions that might be undertaken directly or indirectly by us. Moreover, U.S. holders should be aware that we and other participants in transactions involving us (including its advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Passive Activity Losses and Investment Interest Limitations. Distributions made by us and gain arising from the sale or exchange by a U.S. holder of capital stock will not be treated as passive activity income. As a result, U.S. holders will not be able to apply any “passive losses” against income or gain relating to capital stock. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. holder that elects to treat capital gain dividends, qualified dividend income or capital gains from the disposition of capital stock as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Taxation of Tax-Exempt Holders of Capital Stock

Tax-exempt entities are generally exempt from U.S. federal income taxation. However, they are subject to taxation on their UBTI. Distributions made by us and gain arising upon a sale of shares of capital stock generally should not be UBTI to a tax-exempt holder, except as described below. This income or gain will be UBTI, however, to the extent a tax-exempt holder holds its shares as “debt-financed property” within the meaning of the Code or to the extent of the tax-exempt holder’s allocable shares of our “excess inclusion income,” if any. Generally, “debt-financed property” is property the acquisition or holding of which was financed through a borrowing by the tax-exempt holder. “Excess inclusion income” may result if we engage in certain mortgage securitization transactions. We do not anticipate having any excess inclusion income.

For tax-exempt holders that are social clubs, voluntary employee benefit associations or supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9) or (c)(17) of the Code, respectively, income from an investment in our shares will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their own tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as UBTI as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” As a result of restrictions on ownership and transfer of our stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described above should be inapplicable to our holders.

Taxation of Non-U.S. Holders of Capital Stock

The rules governing non-U.S. holders are complex, and no attempt is made herein to provide more than a brief summary of such rules. We urge non-U.S. holders to consult their own tax advisors to determine the impact of U.S. federal, state, local and non-U.S. income and other tax laws and any applicable tax treaty on the acquisition, ownership and disposition of shares of our capital stock, including any reporting requirements.

Distributions Generally. Distributions made by us to non-U.S. holders that are not attributable to gains from sales or exchanges by us of United States real property interests, or USRPIs, and that are not designated by us as capital gain dividends will be treated as ordinary dividends to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate on the gross amount of the dividend paid, unless reduced or eliminated by an applicable income tax treaty. Any portion of the dividends paid to non-U.S. holders that are treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate.

If the investment in our stock is treated as effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), the non-U.S. holder generally will be subject to a tax at the rates applicable to ordinary income, in the same manner as a U.S. holders is taxed with respect to ordinary dividend income (and also may be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a foreign corporation that is not entitled to any treaty exemption or reduction in rate). In general, subject to the discussion of FIRPTA below, a non-U.S. holder will not be considered to be engaged in a U.S. trade or business solely as a result of its ownership of our stock, and we will not withhold on the basis of a non-U.S. holder being so engaged unless such non-U.S. holder has filed an IRS Form W-8ECI with us. Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the adjusted tax basis of the holder’s capital stock.

Instead, the excess portion of such distribution will reduce the non-U.S. holder’s tax basis in our capital stock. To the extent that such distributions exceed the non-U.S. holder’s adjusted tax basis in such capital stock, they generally will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below. However, such excess distributions may be treated as dividend income for certain non-U.S. holders.

For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. Thus, we expect to withhold U.S. federal income tax at the rate of 30% on the gross amount of any distributions paid to a non-U.S. holder unless a lower treaty rate applies and the non-U.S. holder has filed an applicable IRS Form W-8 with us, certifying the non-U.S. holder’s entitlement to treaty benefits. However, amounts withheld may be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests. Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those arising from the disposition of a USRPI, generally should not be subject to U.S. federal income taxation, unless:

•

the investment in capital stock is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to a branch profits tax of up to 30%, as discussed above; or

•

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to U.S. federal income tax at a rate of 30% on the non-U.S. holder’s capital gains (or such

•

lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Pursuant to the Foreign Investment in Real Property Tax Act, or FIRPTA, distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of USRPIs, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. holders generally would be taxed at the regular graduated rates applicable to U.S. holders, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. We also will be required to withhold and to remit to the IRS 21% of any distribution to non-U.S. holders attributable to gain from sales or exchanges by us of USRPIs. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. The amount withheld is creditable against the non-U.S. holder’s U.S. federal income tax liability. However, any distribution with respect to any class of stock that is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 21% U.S. withholding tax described above, if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends. In addition, distributions to certain non-U.S. publicly traded stockholders that meet certain record-keeping and other requirements, or qualified stockholders, are exempt from FIRPTA, except to the extent owners of such qualified stockholders that are not also qualified stockholders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to certain “qualified foreign pension funds” or entities all of the interests of which are held by such “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their own tax advisors regarding the application of these rules.

Retention of Net Capital Gains. Although the law is not clear on the matter, it appears that amounts we designate as retained net capital gains in respect of our capital stock should be treated with respect to non-U.S. holders as actual distributions of capital gain dividends. Under this approach, the non-U.S. holders may be able to offset as a credit against their U.S. federal income tax liability their proportionate share of the tax paid by us on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeds their actual U.S. federal income tax liability. If we were to designate any portion of our net capital gain as retained net capital gain, non-U.S. holders should consult their own tax advisors regarding the taxation of such retained net capital gain.

Dispositions of Capital Stock. Gain realized by a non-U.S. holder upon the sale, exchange or other taxable disposition of capital stock generally will not be subject to U.S. federal income tax unless such stock constitutes a USRPI. Our capital stock will not constitute a USRPI so long as we are a “domestically controlled qualified investment entity.” A “domestically controlled qualified investment entity” includes a REIT in which at all times during a five-year testing period less than 50% in value of its stock is held directly or indirectly by non-United States persons, subject to certain rules. We believe, but cannot guarantee, that we will be a “domestically controlled qualified investment entity.”

Even if we do not qualify as a “domestically controlled qualified investment entity” at the time a non-U.S. holder sells our capital stock, gain realized from the sale or other taxable disposition by a non-U.S. holder of such capital stock would not be subject to U.S. federal income tax under FIRPTA as a sale of a USRPI if:

(1)	such class of stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market such as the NYSE, and

(2)

such non-U.S. holder owned, actually and constructively, 10% or less of such class of stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period.

In addition, dispositions of capital stock by qualified stockholders are exempt from FIRPTA, except to the extent owners of such qualified stockholders that are not also qualified stockholders own, actually or constructively, more than 10% of our capital stock. Furthermore, dispositions of capital stock by certain “qualified foreign pension funds” or entities all of the interests of which are held by such “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their own tax advisors regarding the application of these rules. Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of capital stock not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either:

•

the gain is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) on such gain, as adjusted for certain items; or

•

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax on its capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses, subject to the application of certain wash sale rules.

In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our capital stock, a non-U.S. holder may be treated as having gain from the sale or other taxable disposition of a USRPI if the non-U.S. holder (1) disposes of such stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of that stock during the 61-day period beginning with the first day of the 30-day period described in clause (1), unless our capital stock is “regularly traded” and the non-U.S. holder did not own more than 5% of our capital stock at any time during the one-year period ending on the date of the distribution described in clause (1).

If gain on the sale, exchange or other taxable disposition of capital stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale, exchange or other taxable disposition of capital stock were subject to taxation under FIRPTA, and if shares of capital stock were not “regularly traded” on an established securities market, the purchaser of such capital stock generally would be required to withhold and remit to the IRS 15% of the purchase price.

Taxation of Holders of the Operating Partnership’s Debt Securities

The following summary describes the material U.S. federal income tax consequences of purchasing, owning and disposing of debt securities issued by the Operating Partnership. This discussion assumes the debt securities will be issued with less than a statutory de minimis amount of original issue discount for U.S. federal income tax purposes. In addition, this discussion is limited to persons purchasing the debt securities for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the debt securities is sold to the public for cash).

U.S. Holders

Payments of Interest. Interest on a debt security generally will be taxable to a U.S. holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes.

Sale or Other Taxable Disposition. A U.S. holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a debt security. The amount of such gain or loss generally will be equal to the difference between the amount received for the debt security in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the U.S. holder’s adjusted tax basis in the debt security. A U.S. holder’s adjusted tax basis in a debt security generally will be equal to the amount the U.S. holder paid for the debt security. Any gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held the debt security for more than one year at the time of such sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be taxable at reduced rates. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

Payments of Interest. Subject to the discussion below regarding withholding and the discussion below regarding FATCA, interest paid on a debt security to a non-U.S. holder generally will not be subject to U.S. federal income tax or withholding if it qualifies as portfolio interest. Interest on a debt security owned by a non-U.S. holder will qualify as portfolio interest, provided that:

•	such interest is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States;

•	the non-U.S. holder does not, actually or constructively, own 10% or more of the Operating Partnership’s capital or profits;

•	the non-U.S. holder is not a controlled foreign corporation related to the Operating Partnership through actual or constructive stock ownership;

•	such non-U.S. holder is not a bank whose receipt of interest on the debt security is described in Section 881(c)(3)(A) of the Code; and

•

the applicable certification requirements are satisfied by providing an IRS Form W-8BEN, W-8BEN-E or comparable form where either (1) the non-U.S. holder certifies in a statement provided to the applicable withholding agent under penalties of perjury that it is not a United States person and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the debt security on behalf of the non-U.S. holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a statement under penalties of perjury that such holder is not a United States person and provides the applicable withholding agent with a copy of such statement; or (3) the non-U.S. holder holds its debt security directly through a “qualified intermediary” (within the meaning of the applicable Treasury Regulations) and certain conditions are satisfied.

If a non-U.S. holder does not satisfy the requirements above, such non-U.S. holder will be subject to withholding tax of 30%, subject to a reduction in or an exemption from withholding on such interest as a result of an applicable tax treaty. To claim such entitlement, the non-U.S. holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established.

If interest paid to a non-U.S. holder is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such interest is attributable), the non-U.S. holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the non-U.S. holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on a debt security is not subject to withholding tax because it is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States.

Any such effectively connected interest generally will be subject to U.S. federal income tax at the regular rates. A non-U.S. holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest, as adjusted for certain items.

The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or Other Taxable Disposition. Subject to the discussion below concerning backup withholding and the discussion below regarding FATCA, a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a debt security (such amount excludes any amount allocable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in “—Taxation of Holders of the Operating Partnership’s Debt Securities—Non-U.S. Holders—Payments of Interest”) unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable); or

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of a debt security, which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

U.S. Holders

We will report to our U.S. holders and to the IRS the amount of distributions paid during each calendar year and the amount of tax withheld, if any, with respect thereto. A U.S. holder may be subject to information reporting and backup withholding when such holder receives payments on capital stock or proceeds from the sale or other taxable disposition of such stock. Certain U.S. holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and:

•	the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•	the holder furnishes an incorrect taxpayer identification number;

•	the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•

the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

A holder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Non-U.S. Holders

Payments of dividends on capital stock generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN,

W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on capital stock paid to the non-U.S. holder, regardless of whether such distributions constitute a dividend or any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of such stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of such stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Medicare Contribution Tax on Unearned Income

U.S. holders that are individuals, estates or trusts that have taxable income in excess of certain thresholds are required to pay an additional 3.8% tax on, among other things, dividends on stock and capital gains from the sale or other disposition of stock, subject to certain limitations. U.S. holders should consult their own tax advisors regarding the effect, if any, of these rules on their ownership and disposition of capital stock.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on capital stock, interest income or gross proceeds paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on capital stock and to payments of gross proceeds from a sale or redemption of capital stock or debt securities and interest income. However, under proposed Treasury Regulations that may be relied on pending finalization, the withholding tax on gross proceeds (but not dividends or interest income) would be eliminated and, consequently, FATCA withholding on gross proceeds is not currently expected to apply. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend.

We will not pay any additional amounts in respect of any amounts withheld, including amounts withheld pursuant to FATCA. Prospective investors should consult their own tax advisors regarding the potential application of withholding under FATCA to their investment in capital stock.

Statement of Stock Ownership

REITs are required to demand annual written statements from the record holders of designated percentages of REIT shares disclosing the actual owners of the shares. Any record stockholder who, upon request, does not provide the required information concerning actual ownership of the shares is required to include specified information relating to his or her shares in his or her federal income tax return. A REIT also must maintain, within the Internal Revenue District in which it is required to file federal income tax returns, permanent records showing the information it has received about the actual ownership of shares and a list of those persons failing or refusing to comply with its information request. We intend to comply with these requirements.

Other Tax Consequences

State, local and non-U.S. income tax laws may differ substantially from the corresponding U.S. federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction, or any U.S. federal tax other than U.S. federal income tax. You should consult your own tax advisor regarding the effect of state, local and non-U.S. tax laws with respect to our tax treatment as a REIT and on an investment in capital stock.

SELLING SECURITY HOLDERS

Information about selling security holders, when applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

We, the Operating Partnership, or any of the selling security holders may sell the offered securities from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

In addition, we, or any selling stockholder, may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or the selling stockholders or borrowed from us, the selling stockholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or the selling stockholders in settlement of those derivatives to close out any related open borrowings of stock. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). We, or any selling stockholders, may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party (or affiliates of such third parties) may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters, including the validity of the securities issued pursuant to this registration statement and legal matters in connection with our status as a REIT for federal income tax purposes will be passed upon for us by Nelson Mullins. Nelson Mullins does not purport to represent our stockholders or potential investors, who should consult their own counsel. Any underwriters or placement agents will be represented by their own counsel.

EXPERTS

The consolidated financial statements and schedule of SmartStop Self Storage REIT, Inc. as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of the SEC’s website is www.sec.gov. You can also inspect reports and other information we file at the offices of the NYSE, 20 Broad Street, New York, New York 10005. In addition, we maintain a website, www.smartstopselfstorage.com, that contains information about us. The information included on our website is not, and should not be considered, a part of this prospectus or any accompanying prospectus supplement.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, including exhibits, schedules and amendments filed with, or incorporated by reference in, this registration statement, under the Securities Act with respect to the securities registered hereby. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the securities registered hereby, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus and any accompanying prospectus supplement are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference herein is an important part of this prospectus. The incorporated documents contain significant information about us, our business and our finances. Any information contained in this prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus, in any other document we subsequently file with the SEC that also is incorporated or deemed to be incorporated by reference in this prospectus or in any applicable prospectus supplement modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus. We incorporate by reference the following documents we filed with the SEC (excluding any portions of such documents that are deemed “furnished” to the SEC pursuant to applicable rules and regulations):

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 12, 2025;

(b)

Our Quarterly Reports on Form 10-Q for the quarterly periods ended March  31, 2025, June  30, 2025, and September 30, 2025, filed with the SEC on May 9, 2025, August 8, 2025, and November 7, 2025, respectively;

(c)

Our Current Reports on Form 8-K filed with the SEC on  February 5, 2025,  March 21, 2025,  April 3, 2025,  April 18, 2025,  April 29, 2025,  May 12, 2025,  June 2, 2025,  June  12, 2025, June  16, 2025, June  24, 2025, July  1, 2025, July  7, 2025, August  5, 2025, August  29, 2025, September  24, 2025, September  29, 2025, November  4, 2025, November  21, 2025, and December 23, 2025 (except, with respect to each of the foregoing, for portions of such reports which are deemed to be furnished and not filed);

(d)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

(e)

The description of our common stock contained in our Registration Statement on  Form 8-A, filed with the SEC on April 1, 2025, and any amendment or report filed for the purpose of updating such description.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any securities made under this prospectus (excluding any portions of such documents that are deemed “furnished” to the SEC pursuant to applicable rules and regulations) will also be considered to be incorporated by reference in this prospectus and will automatically update and supersede the information in this prospectus and any previously filed documents.

If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to SmartStop Self Storage REIT, Inc., Attention: Investor Relations, 10 Terrace Road, Ladera Ranch, California 92694.

PROSPECTUS

SmartStop®

Self Storage

...The Smarter Way to Store!®

SmartStop Self Storage REIT, Inc.

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

PURCHASE CONTRACTS

WARRANTS

RIGHTS

UNITS

DEBT SECURITIES

GUARANTEES OF DEBT SECURITIES

SmartStop OP, L.P.

DEBT SECURITIES

GUARANTEES OF DEBT SECURITIES

January 5, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table is an estimate of the expenses that we may incur in connection with the securities being registered hereby. We will pay all of the costs identified below.

SEC Registration Fee		$(1)
FINRA Filing Fee	$(1)(2)	(1)(2)
New York Stock Exchange Supplemental Listing Fee	$(1)(2)	(1)(2)
Printing and Engraving Expenses	$(1)(2)	(1)(2)
Legal Fees and Expenses	$(1)(2)	(1)(2)
Accounting Fees and Expenses	$(1)(2)	(1)(2)
Transfer Agent Fees and Expenses	$(1)(2)	(1)(2)
Trustee Fees and Expenses	$(1)(2)	(1)(2)
Depositary Fees and Expenses	$(1)(2)	(1)(2)
Warrant Agent Fees and Expenses	$(1)(2)	(1)(2)
Miscellaneous	$(1)(2)	(1)(2)

Total	$(1)(2)	(1)(2)

(1)

Pursuant to Rules 456(b) and 457(r) under the Securities Act, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

The Maryland General Corporation Law, as amended (the “MGCL”), permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains a provision providing for elimination of the liability of our directors or officers to us or our stockholders for money damages, to the maximum extent permitted by Maryland law.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by or on his or her behalf to repay the amount paid or reimbursed if it shall ultimately be determined that the standard of conduct was not met. It is the position of the SEC that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

Our charter provides that, to the maximum extent permitted by Maryland law in effect from time to time, we must indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, must pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to: (i) any individual who is a present or former director or officer of us and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in such capacity; or (ii) any individual who, while a director or officer of us and at our request, serves or has served as a director, officer, member, manager, partner or trustee of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in such capacity.

We also maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us.

We have entered into indemnification agreements with each of our directors and executive officers (each, an “Indemnitee”). The indemnification agreements obligate us, if an Indemnitee is or is threatened to be made a party to, or witness in, any proceeding by reason of such Indemnitee’s status as a present or former director or officer of us, or as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of another entity that the Indemnitee served in such capacity at our request, to indemnify such Indemnitee, and advance expenses actually and reasonably incurred by him or her, subject to certain exceptions and conditions.

The Fourth Amended and Restated Limited Partnership Agreement of the Operating Partnership requires it to indemnify us, our affiliates and any individual or entity acting on our behalf against any loss or damage, including legal fees and court costs incurred by the person, by reason of anything it may do or refrain from doing for or on behalf of the Operating Partnership or in connection with its business or affairs unless it is determined that indemnification is not permitted.

Item 16. Exhibits.

The following exhibits are filed as part of, or incorporated by reference into, this registration statement on Form S-3:

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

4.1	Second Articles of Amendment and Restatement of SmartStop Self Storage REIT, Inc., incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on September 19, 2019, Commission File No. 000-55617

4.2	Articles Supplementary for Series A Convertible Preferred Stock of SmartStop Self Storage REIT, Inc., incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on October 30, 2019, Commission File No. 000-55617

4.3	Articles of Amendment to the Second Articles of Amendment and Restatement of SmartStop Self Storage REIT, Inc., incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on June 23, 2021, Commission File No. 000-55617

Exhibit No.	Description

4.4	Articles of Merger Between SmartStop Self Storage REIT, Inc. and SSGT II Merger Sub, LLC, incorporated by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-K, filed on March 18, 2024, Commission File No. 000-55617

4.5	Articles of Amendment for Reverse Stock Split to the Second Articles of Amendment and Restatement of SmartStop Self Storage REIT, Inc., incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on March 21, 2025, Commission File No. 000-55617

4.6	Articles of Amendment for Par Value Decrease to the Second Articles of Amendment and Restatement of SmartStop Self Storage REIT, Inc., incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed on March 21, 2025, Commission File No. 000-55617

4.7	Articles Supplementary (Common Stock Reclassification) of SmartStop Self Storage REIT, Inc., incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K, filed on March 21, 2025, Commission File No. 000-55617

4.8	Articles Supplementary (Subtitle 8 Opt-Out) of SmartStop Self Storage REIT, Inc., incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on April 3, 2025, Commission File No. 001-42584

4.9	Articles of Amendment to the Second Articles of Amendment and Restatement of SmartStop Self Storage REIT, Inc., incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on June 12, 2025, Commission File No. 001-42584

4.10	Second Amended and Restated Bylaws of SmartStop Self Storage REIT, Inc., incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed on April 3, 2025, Commission File No. 001-42584

4.11**	Form of Indenture

4.12*	Form of Certificate for Preferred Stock

4.13*	Form of Deposit Agreement

4.14*	Form of Depositary Receipt (included in Exhibit 4.13)

4.15*	Form of Purchase Contract

4.16*	Form of Warrant

4.17*	Form of Warrant Agreement

4.18*	Form of Rights Agreement

4.19*	Form of Unit Agreement

4.20*	Form of Debt Security

5.1**	Opinion of Nelson Mullins Riley & Scarborough LLP regarding the legality of the securities being registered

8.1**	Opinion of Nelson Mullins Riley & Scarborough LLP as to tax matters

23.1**	Consent of BDO USA, P.C.

23.2**	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibits 5.1 and 8.1)

24.1**	Power of Attorney (included on signature page hereto)

Exhibit No.	Description

25.1*#	Form of T-1 Statement of Eligibility of Trustee

107**	Filing Fee Table

*	To be filed by amendment, or incorporated by reference, as applicable, in connection with the offering of a particular class or series of securities.
**	Filed herewith.
#	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, under electronic form type 305B2.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(c) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

(f) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ladera Ranch, State of California, on January 5, 2026.

SMARTSTOP SELF STORAGE REIT, INC.

By:	/s/ James R. Barry
James R. Barry Chief Financial Officer and Treasurer

SMARTSTOP OP, L.P.

By:	SmartStop Self Storage REIT, Inc.,
its General Partner

By:	/s/ James R. Barry
James R. Barry Chief Financial Officer and Treasurer

KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each officer and director of SmartStop Self Storage REIT, Inc. and SmartStop OP, L.P. whose signature appears below constitutes and appoints H. Michael Schwartz, James R. Barry, and Nicholas M. Look, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ H. Michael Schwartz H. Michael Schwartz	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 5, 2026

/s/ James R. Barry James R. Barry	Chief Financial Officer and Treasurer (Principal Financial Officer)	January 5, 2026

/s/ Michael O. Terjung Michael O. Terjung	Chief Accounting Officer (Principal Accounting Officer)	January 5, 2026

/s/ Timothy S. Morris Timothy S. Morris	Director	January 5, 2026

/s/ David J. Mueller David J. Mueller	Director	January 5, 2026

Signature	Capacity	Date

/s/ Harold “Skip” Perry Harold “Skip” Perry	Director	January 5, 2026

/s/ Lora Gotcheva Lora Gotcheva	Director	January 5, 2026